As filed with the Securities and Exchange Commission on November 30, 2023

Registration Statement No. 333-275210

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Netcapital Inc.

(Exact name of registrant as specified in its charter)

Utah	6199	87-0409951
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Lincoln Street

Boston, MA 02111

Phone: (781) 925-1700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Coreen Kraysler

Chief Financial Officer

1 Lincoln Street

Boston, MA 02111

Phone: (781) 925-1700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Richard A. Friedman, Esq. Greg Carney, Esq.
Sheppard Mullin Richter & Hampton, LLP
30 Rockefeller Plaza
New York, NY 10112
Phone: (212) 653-8700

Approximate date of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 30, 2023

Up to [13,513,513] Shares of Common Stock

Up to [13,513,513] Series A-1 Warrants to Purchase Shares of Common Stock

Up to [13,513,513] Series A-2 Warrants to Purchase Shares of Common Stock

Up to [13,513,513] Pre-Funded Warrants to Purchase Shares of Common Stock

Up to [40,540.539] Shares of Common Stock Underlying the Warrants and Pre-Funded Warrants

Netcapital Inc.

We are offering up to [13,513,513] shares of our common stock, $0.001 par value per share, together with series A-1 common stock purchase warrants to purchase up to [13,513,513] shares of common stock, or the series A-1 warrants, and series A-2 common stock purchase warrants to purchase up to [13,513,513] shares of common stock, or the series A-2 warrants and, collectively with the series A-1 warrants, the common stock purchase warrants. Each share of our common stock, or a pre-funded warrant in lieu thereof, is being sold together with one series A-1 warrant to purchase one share of common stock and one series A-2 warrant to purchase one share of common stock. The shares of common stock and common stock purchase warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. The assumed public offering price for each share of common stock and accompanying series A-1 warrant and series A-2 warrant is $0.37, which was the closing price of our common stock on The Nasdaq Capital Market on November 6, 2023. The series A-1 warrants and series A-2 warrants will have an exercise price per share of $ and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the common stock purchase warrants (the “Warrant Stockholder Approval”), provided, however, that, if the Pricing Conditions (as defined below) are met, the common stock purchase warrants will be exercisable immediately (the date of initial exercisability of the common stock purchase warrants, the “Initial Exercise Date”). The series A-1 warrants will expire on the five (5) year anniversary of the Initial Exercise Date and the series A-2 warrants will expire on the eighteen (18) month anniversary of the Initial Exercise Date. As used herein, “Pricing Conditions” means that the combined offering price per share and accompanying common stock purchase warrants is such that the Warrant Stockholder Approval is not required under Nasdaq rules because either (i) the offering is an at-the-market offering under Nasdaq rules and such price equals or exceeds the sum of (a) the applicable “Minimum Price” per share under Nasdaq rule 5635(d) plus (b) $0.125 per whole share of common stock underlying the common stock purchase warrants or (ii) the offering is a discounted offering where the pricing and discount (including attributing a value of $0.125 per whole share underlying the common stock purchase warrants) meet the pricing requirements under the Nasdaq rules.

We are also offering to each purchaser whose purchase of shares of our common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants to purchase shares of common stock, or the pre-funded warrants, in lieu of shares of common stock. Each pre-funded warrant will be exercisable for one share of our common stock and will be immediately exercisable and will expire when exercised in full. The purchase price of each pre-funded warrant and accompanying series A-1 and series A-2 common stock purchase warrants will equal the price per share of common stock being sold to the public, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share. The pre-funded warrants and common stock purchase warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering For each pre-funded warrant that we sell, the number of shares of our common stock that we are offering will be decreased on a one-for-one basis.

This offering will terminate on March 31, 2024, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The public offering price per share (or pre-funded warrant) and common stock purchase warrants will be fixed for the duration of this offering.

Our common stock and warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “NCPL” and “NCPLW”, respectively. We have not applied, and do not intend to apply, to list the pre-funded warrants or the common warrants on The Nasdaq Capital Market. On November 6, 2023, the closing price of our common stock on the Nasdaq Capital Market was $0.37 per share. The trading price of our common stock has been, and may continue to be, subject to wide price fluctuations in response to various factors, many of which are beyond our control, including those described in “Risk Factors.” On September 1, 2023, we received written notice from Nasdaq that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of our common stock had been below $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810, we have a period of 180-calendar days, or until February 8, 2024, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for at least 10 consecutive business days during this 180-calendar day period. In the event we do not regain compliance by February 8, 2024, we may be eligible for an additional 180-calendar day grace period so long as we meet The Nasdaq Capital Market continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement and notify Nasdaq in writing of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we do not qualify for or fail to regain compliance during the second compliance period, then Nasdaq will notify us of its determination to delist our common stock, at which point we would have an option to appeal the delisting determination to a Nasdaq hearings panel.

This is a best-efforts offering begin conducted by our officers and directors. There is no underwriter for this offering. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. We will bear all costs associated with the offering. See “Plan of Distribution” beginning on page 66 of this prospectus for more information regarding these arrangements.

The number of shares of common stock and pre-funded warrants offered by this prospectus and all other applicable information has been determined based on an assumed public offering price of $0.37 per share of common stock and accompanying series A-1 and series A-2 common stock purchase warrants, which is the closing price of our common stock of $0.37 on November 6, 2023 . The public offering price per share of common stock and accompanying common stock purchase warrants and per pre-funded warrant and accompanying common stock purchase warrants will be determined between us and investors based on market conditions at the time of pricing, and may be at a discount to the then current market price of our common stock. The recent market price used throughout this prospectus may not be indicative of the actual offering price. The actual public offering price may be based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share, series A-1 common stock purchase warrant, and series A-2 common stock purchase warrant	Per Pre-Funded Warrant, series A-1 common stock purchase warrant, and series A-2 common stock purchase warrant	Total
Public offering price	$	$	$
Proceeds to us, before expenses(1)(2)	$	$	$

(1)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”
(2)	Estimated offering expenses are expected to be approximately $257,200.

The delivery to purchasers of the shares of common stock, pre-funded warrants, and common stock purchase warrants in this offering is expected to be made on or about , 2023, subject to satisfaction of certain customary closing conditions.

The date of this prospectus is             , 2023

You should rely only on information contained in this prospectus and the documents incorporated by reference herein. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus and the documents incorporated by reference herein. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. The information in this prospectus may only be accurate as of the date on the front of this prospectus regardless of time of delivery of this prospectus or any sale of our securities. If any statement in this prospectus is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference—the statement in the document having the later date modifies or supersedes the earlier statement.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the common stock hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus and the documents incorporated by reference herein. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy our common stock in any circumstance under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of our common stock in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus and the documents incorporated by reference herein.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains express or implied forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations. All statements, other than statements of historical fact, contained in this prospectus and in any related prospectus supplement are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing” or the negative of these terms or other comparable terminology.

Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. These and other risks, uncertainties and contingencies are described elsewhere in this prospectus, including under “Risk Factors,” and in the documents incorporated by reference herein, and include the following factors:

●	capital requirements and the availability of capital to fund our growth and to service our existing debt;

●	difficulties executing our growth strategy, including attracting new issuers and investors;

●	our anticipated use of the net proceeds from this offering;
●	all the risks of acquiring one or more complementary businesses, including identifying a suitable target, completing comprehensive due diligence uncovering all information relating to the target, the financial stability of the target, the impact on our financial condition of the debt we may incur in acquiring the target, the ability to integrate the target’s operations with our existing operations, our ability to retain management and key employees of the target, among other factors attendant to acquisitions of small, non-public operating companies;

●	difficulties in increasing revenue per issuer;

●	challenges related to hiring and training fintech employees at competitive wage rates;

●	difficulties in increasing the average number of investments made per investor;

●	shortages or interruptions in the supply of quality issuers;

●	our dependence on a small number of large issuers to generate revenue;

●	negative publicity relating to any one of our issuers;

●	competition from other online capital portals with significantly greater resources than we have;

1

●	changes in investor tastes and purchasing trends;

●	our inability to manage our growth;

●	our inability to maintain an adequate level of cash flow, or access to capital, to meet growth expectations;

●	changes in senior management, loss of one or more key personnel or an inability to attract, hire, integrate and retain skilled personnel;

●	labor shortages, unionization activities, labor disputes or increased labor costs, including increased labor costs resulting from the demand for qualified employees;

●	our vulnerability to increased costs of running an online portal on Amazon Web Services;

●	our vulnerability to increasing labor costs;

●	the impact of governmental laws and regulation;

●	failure to obtain or maintain required licenses;

●

changes in economic or regulatory conditions and other unforeseen conditions that prevent or delay the development of a secondary trading market for shares of equity that are sold on our online portal;

●	inadequately protecting our intellectual property or breaches of security of confidential user information;

●

general business and economic conditions, such as inflationary pressures, geopolitical conditions including, but not limited to, the conflict between Russia and the Ukraine, the conflict between Israel and Gaza, and the effects and duration of outbreaks of public health emergencies, such as COVID-19; and

●	our expectations regarding having our securities listed on The Nasdaq Capital Market.

These forward-looking statements speak only as of the date of this prospectus. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

TRADEMARKS AND TRADE NAMES

This prospectus includes trademarks that are protected under applicable intellectual property laws and are the Company’s property or the property of one of the Company’s subsidiaries. This prospectus also contains trademarks, service marks, trade names and/or copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the owner will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning the Company’s industry and the markets in which it operates, including market position and market opportunity, is based on information from management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. The third-party sources from which the Company has obtained information generally state that the information contained therein has been obtained from sources believed to be reliable, but the Company cannot assure you that this information is accurate or complete. The Company has not independently verified any of the data from third-party sources nor has it verified the underlying economic assumptions relied upon by those third parties. Similarly, internal company surveys, industry forecasts and market research, which the Company believes to be reliable, based upon management’s knowledge of the industry, have not been verified by any independent sources. The Company’s internal surveys are based on data it has collected over the past several years, which it believes to be reliable. Management estimates are derived from publicly available information, its knowledge of the industry, and assumptions based on such information and knowledge, which management believes to be reasonable and appropriate. However, assumptions and estimates of the Company’s future performance, and the future performance of its industry, are subject to numerous known and unknown risks and uncertainties, including those described under the heading “Risk Factors” in this prospectus and those described elsewhere in this prospectus, and the other documents the Company files with the U.S. Securities and Exchange Commission (the “SEC”), from time to time. These and other important factors could result in its estimates and assumptions being materially different from future results. You should read the information contained in this prospectus completely and with the understanding that future results may be materially different and worse from what the Company expects. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”

2

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus and does not contain all the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” beginning on page 13 of this prospectus, the information included in any free writing prospectus that we have authorized for use in connection with this offering, and the documents incorporated by reference herein. Unless the context otherwise requires, references in this prospectus to the “Company,” “we,” “us,” and “our” refer to Netcapital Inc. and its subsidiaries.

Company Overview

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online from accredited and non-accredited investors. We give all investors the opportunity to access investments in private companies. Our model is disruptive to traditional private equity investing and is based on Title III, Regulation Crowdfunding (“Reg CF”) of the Jumpstart Our Business Startups Act (“JOBS Act”). In addition, we have recently expanded our model to include Regulation A (“Reg A”) offerings. We generate fees from listing private companies on our funding portal located at www.netcapital.com. We also generate fees from advising companies with respect to their Reg A offerings posted on www.netcapital.com. Our consulting group, Netcapital Advisors Inc. (“Netcapital Advisors”), which is a wholly-owned subsidiary, provides marketing and strategic advice to companies in exchange for cash fees and/or equity positions. The Netcapital funding portal is registered with the SEC, is a member of the Financial Industry Regulatory Authority (“FINRA”), a registered national securities association, and provides investors with opportunities to invest in private companies. Neither Netcapital Advisors, nor any Netcapital entity or subsidiary, is a broker- dealer, nor do any of such entities operate as a broker-dealer with respect to any Reg A offering listed on the www.netcapital.com website.

Our Business

We provide private companies with access to investments from accredited and non-accredited retail investors through our online portal located at www.netcapital.com, which is operated by our wholly-owned subsidiary, Netcapital Funding Portal, Inc. The Netcapital funding portal charges a $5,000 engagement fee and a 4.9% success fee for capital raised at closing. In addition, the portal generates fees for other ancillary services, such as rolling closes. Netcapital Advisors generates fees and equity stakes from consulting in select portfolio and non-portfolio clients. With respect to its services for Reg A offerings, Netcapital Advisors charges a monthly flat fee for each month the offering is listed on the netcapital.com website as well as a nominal administrative flat fee for each investor that is processed to cover out-of-pocket costs. We generated revenues of $1,519,809, with costs of service of $18,053, in the three months ended July 31, 2023 for a gross profit of $1,501,756 (consisting of $1,110,000 in equity securities for payment of services and $409,809 in cash based revenues, offset by $18,053 for costs of services) in the three months ended July 31, 2023 as compared to revenues of $1,340,573 with costs of service of $21,063 in the three months ended July 31, 2022 for a gross profit of $1,319,510 (consisting of $1,025,000 in equity securities for the payment of services and $315,573 in cash based revenues, offset by $21,063 for costs of services) in the three months ended July 31, 2022. Our cash based gross profits as a percentage of gross profits were approximately 1.4% and 2.3%, respectively in the three month periods ended July 31, 2023 and 2022, collected from two (2) and one (1) entities (for which we performed administrative services) in which we own equity during such periods We generated revenues of $8,493,985, with costs of services of $85,038, in the year ended April 30, 2023 for a gross profit of $8,408,947 (consisting of $7,105,000 in equity securities for payment of services and $1,388,985 in cash based revenues, offset by $85,038 for costs of services) in the year ended April 30, 2023 as compared to revenues of $5,480,835 with costs of services of $110,115 in the year ended April 30, 2022 for a gross profit of $5,370,720 (consisting of $3,375,000 in equity securities as payment for services and $2,105,835 in cash-based revenues, offset by $110,115 for costs of services) in the year ended April 30, 2022. Our cash based gross profits as a percentage of gross profits were approximately 1.64% and 0.93%, respectively, in the years ended April 30, 2023 and 2022, which were collected from two (2) and one (1) entities (for which we performed administrative services) in which we own equity during such periods. In fiscal 2023 and 2022, the average amount raised in an offering on the Netcapital funding portal was $128,170 and $369,478, respectively. The total number of offerings on the Netcapital funding portal in fiscal 2023 and 2022 that closed was 63 and 81, respectively, of which 13 and 17 offerings hosted on the Netcapital funding platform in fiscal 2023 and 2022, respectively terminated their listings without raising the required minimum dollar amount of capital. As of the date of this prospectus, we own minority equity positions in 19 portfolio companies that have utilized the funding portal to facilitate their offerings, which equity was received as payment for services.

Funding Portal

Netcapital.com is an SEC-registered funding portal that enables private companies to raise capital online, while investors are able to invest from anywhere in the world, at any time, with just a few clicks. Securities offerings on the Netcapital funding portal are accessible through individual offering pages, where companies include product or service details, market size, competitive advantages, and financial documents. Companies can accept investment from anyone, including friends, family, customers, and employees. Customer accounts on our platform will not be permitted to hold digital securities.

In addition to access to the funding portal, the Netcapital funding portal provides the following services:

● a fully automated onboarding process;

● automated filing of required regulatory documents;

● compliance review;

● custom-built offering page on our portal website;

● third party transfer agent and custodial services;

● email marketing to our proprietary list of investors;

● rolling closes, which provide potential access to liquidity before final close date of offering;

● assistance with annual filings; and

● direct access to our team for ongoing support.

3

Consulting Business

Our consulting group, Netcapital Advisors, helps companies at all stages to raise capital. Netcapital Advisors provides strategic advice, technology consulting and online marketing services to assist with fundraising campaigns on the Netcapital platform. We also act as an incubator and accelerator, taking equity stakes in select disruptive start-ups. In the instances where we take equity stakes in a company, such interests are of the same class of securities that are offered on the Netcapital platform.

Netcapital Advisors’ services include:

● incubation of technology start-ups;

● investor introductions;

● online marketing;

● website design, software and software development;

● message crafting, including pitch decks, offering pages, and ad creation;

● strategic advice; and

● technology consulting.

Valuation Business

Our valuation group, MSG Development Corp., which is also a wholly-owned subsidiary, prepares valuations.

The valuation services include:

● business valuations;

● fairness and solvency opinions;

● ESOP feasibility and valuation;

● non-cash charitable contributions;

● economic analysis of damages;

● intellectual property appraisals; and

● compensation studies.

Regulatory Overview

In an effort to enhance economic growth and to democratize access to private investment opportunities, Congress finalized the JOBS Act in 2016. Title III of the JOBS Act enabled early-stage companies to offer and sell securities to the general public for the first time. The SEC then adopted Reg CF, in order to implement the JOBS Act’s crowdfunding provisions.

Reg CF has several important features that changed the landscape for private capital raising and investment. For the first time, this regulation:

●	Allowed the general public to invest in private companies, no longer limiting early-stage investment opportunities to less than 10% of the population;

●	Enabled private companies to advertise their securities offerings to the public (general solicitation); and

●	Conditionally exempted securities sold under Section 4(a)(6) from the registration requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The SEC had also adopted rules to implement Section 401 of the Jumpstart Our Business Startups (JOBS) Act by expanding Reg A into two tiers

●	Tier 1, for securities offerings of up to $20 million in a 12-month period; and

●	Tier 2, for securities offerings of up to $75 million in a 12-month period.

In addition, Reg A allows companies that are subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act to use Reg A. Further, Reg A also enables issuers to raise funds from non-accredited investors and accredited investors.

Our Market

The traditional funding model restricts access to capital, investments and liquidity. According to Harvard Business Review, venture capital firms (“VCs”) invest in fewer than 1% of the companies they consider and only 10% of VC meetings are obtained through cold outreach. In addition, only 2% of VC funding went to women in 2022, according to PitchBook, while only 1% went to black-owned firms, according to TechCrunch.

Furthermore, under the traditional model, the average investor lacked access to early-stage investments. Prior to the JOBS Act, almost 90% of U.S. households were precluded from investing in private deals, per dqydj.com. Liquidity has also been an issue, as private investments are generally locked up until IPO or takeout.

The JOBS Act helped provide a solution to these issues by establishing the funding portal industry, which is currently in its infancy. Title III of the JOBS Act outlines Reg CF, which traditionally allowed private companies to raise up to $1.07 million. In March 2021, regulatory enhancements by the SEC went into effect and increased the limit to $5 million. These amendments increased the offering limits for Reg CF, Reg A and Regulation D, Rule 504 offerings as follows: Reg CF increased to $5 million; Regulation D, Rule 504 increased to $10 million from $5 million; and Reg A Tier 2 increased to $75 million from $50 million.

4

There was $494 million raised via Reg CF in 2022, according to Crowdwise. We believe a significant opportunity exists to disrupt private capital markets via the Netcapital funding portal.

Private capital markets reached $12 trillion by the first half of 2022, per McKinsey. Within this market, private equity represents the largest share, with assets in excess of $3 trillion and a 10-year compound annual growth rate (CAGR) of 10%. Since 2000, global private equity (“PE”), net asset value has increased almost tenfold, nearly three times faster than the size of the public equity market. Both McKinsey and Boston Consulting Group predict that this strong growth will continue, as investors allocate increasing amounts to private equity, due to historically higher returns and lower volatility than public markets. In addition, Boston Consulting Group estimates that there are $42 trillion held in retail investment accounts, which we believe represents a large pool of potential account holders for us.

Our Technology

The Netcapital platform is a scalable, real-time, transaction-processing engine that runs 24 hours a day, seven days a week.

For companies raising capital, the technology provides fully automated onboarding with integrated regulatory filings. Funds are collected from investors and held in escrow until the offering closes. For entrepreneurs, the technology facilitates access to capital at low cost. For investors, the platform provides access to investments in private, early-stage companies that were previously unavailable to the general public. Both entrepreneurs and investors can track and view their investments through their dashboard on netcapital.com. As of the date of this prospectus, the platform currently has approximately 116,000 users.

Scalability was demonstrated in November 2021, when the platform processed more than 2,000 investments in less than two hours, totaling more than $2 million.

Our infrastructure is designed in a way that can horizontally scale to meet our capacity needs. Using Docker containers and Amazon Elastic Container Service (“Amazon ECS”), we are able to automate the creation and launch of our production web and application programming interface (“API”), endpoints in order to replicate them as needed behind Elastic Load Balancers (ELBs).

Additionally, all of our public facing endpoints live behind CloudFlare to ensure protection from large scale traffic fluctuations (including distributed denial of service (“DdoS”) attacks).

Our main database layer is built on Amazon RDS and features a Multi-AZ deployment that can also be easily scaled up or down as needed. General queries are cached in our API layer, and we monitor to optimize very complex database queries that are generated by the API. Additionally, we cache the most complex queries (such as analytics data) in our NoSQL (Mongo) data store for improved performance.

Most of our central processing unit (“CPU”), intensive data processing happens asynchronously through a worker/jobs system managed by AWS ElastiCache’s Redis endpoint. This component can be easily fine-tuned for any scale necessary.

The technology necessary to operate our funding portal is licensed from Netcapital Systems LLC, a Delaware limited liability company (“Netcapital DE LLC”), of which Jason Frishman, Founder and former CEO of Netcapital Funding Portal Inc., owns a 29% interest, under a license agreement with Netcapital Funding Portal, Inc., for an annual license fee of $380,000, paid in quarterly installments.

Proposed Alternative Trading (“ATS”) Relationship

We believe that lack of liquidity is a key issue for investors in private companies in our targeted market. We also recognize that secondary trading of securities in private companies is subject to extensive regulation and oversight. Such regulation and oversight includes, but is not limited to, the need to be a registered broker-dealer that is licensed to operate an ATS, or to partner with an entity that is licensed to do so. In order to try to address what we believe is a large, unmet need, our wholly-owned subsidiary, Netcapital Systems LLC, a Utah limited liability company (“Netcapital UT LLC”), entered into a software license and services agreement on January 2, 2023 (the “Templum License Agreement”) with Templum Markets LLC (“Templum”), to provide issuers and investors on the Netcapital platform with the potential for greater distribution and liquidity. Templum is a company that provides capital markets infrastructure for trading private equity securities, and operates an ATS with approval in 53 U.S. states and territories for the trading of unregistered or private securities. We are currently working with Templum to design the software required to allow issuers and investors on the Netcapital platform to access the Templum ATS in order to engage in secondary trading of securities in a regulatorily compliant manner. The operation of the Templum ATS, however, remains subject to extensive regulation and oversight. Accordingly, any regulatory delays or objections will result in delays in our ability to launch the proposed platform. While we are currently working with Templum on the design of the required software to enable the access to secondary trading on the Templum ATS, no assurance can be given as to when, or if, we will be able to successfully complete this project in order to enable access to a secondary trading feature.

5

Competitive Advantages

Based upon publicly available information either published on the websites of our peer group (StartEngine Crowdfunding, Inc., Wefunder Inc. and Republic Core LLC) or included in offering statements of issuers hosted on such offering platforms, we believe that we provide the lowest cost solution for online capital raising. We also believe, based upon our facilitated technology platforms, our strong emphasis on customer support, and feedback received from clients that have onboarded to our platform, that our access and onboarding of new clients are superior due to our facilitated technology platforms. Our network continues to rapidly expand as a result of our enhanced marketing and broad distribution to reach new investors.

Our competitors include StartEngine Crowdfunding, Inc., Wefunder Inc. and Republic Core LLC . Given the rapid growth in the industry and its potential to disrupt the multi-billion dollar private capital market, we believe there is sufficient room for multiple players.

Our Strategy

Two major tailwinds are driving accelerated growth in the shift to the use of online funding portals: (i) the COVID-19 pandemic and (ii) the increase in funding limits under Reg CF. The pandemic drove a rapid need to bring as many processes as possible online. With travel restrictions in place and most people in lockdown, entrepreneurs were no longer able to fundraise in person and have increasingly turned to online capital raising through funding portals.

There are numerous industry drivers and tailwinds that complement investor demand for access to investments in private companies. To capitalize on these, our strategy is to:

●	Generate New Investor Accounts. Growing the number of investor accounts on our platform is a top priority. Investment dollars that continue to flow through our platform are the key revenue driver. When issuers advertise their offerings, they are generating new investor accounts for the Netcapital funding platform at no cost to us. We plan to supplement our issuers’ spend on advertising by increasing our online marketing spend as well, which may include virtual conferences going forward.

●	Hire Additional Business Development Staff. We seek to hire additional business development staff that is technology advanced and financially passionate about capital markets to handle our growing backlog of potential customers.

●	Increase the Number of Companies on Our Platform via Marketing. When a new company lists on our platform, they bring their customers, supporters, and brand ambassadors as new investors to Netcapital. We plan to increase our marketing budget to help grow our portal and advisory clients.

●	Invest in Technology. Technology is critical to everything that we do. We plan to invest in developing innovative technologies that enhance our platform and allow us to pursue additional service offerings..

6

●	Incubate and accelerate our advisory clients. The advisory clients and our equity interests in select advisory clients represent potential upside for our shareholders. We seek to grow this model of advisory clients.

●	Expand Internationally. We believe there is a significant opportunity to expand the marketing of Netcapital funding platform and the services we offer into Europe and Asia as an appetite abroad grows for U.S. stocks.

●	Provide a secondary trading feature. We believe that lack of liquidity is a key issue for investors in private companies in our targeted market. Accordingly, we are exploring ways in which we can provide our clients with the ability to access a secondary trading feature. In January 2023, we entered into the Templum License Agreement to provide issuers and investors on the Netcapital platform with the potential for greater distribution and liquidity. Templum is an operator of an ATS with approval in 53 U.S. states and territories for the trading of unregistered or private securities to provide issuers and investors on the Netcapital platform with the potential for greater distribution and liquidity. We are currently working with Templum on the design of the required software to enable issuers and investors on the Netcapital platform the ability to access the Templum ATS in order to engage in secondary trading of securities.

●	New Verticals Represent a Significant Opportunity. We operate in a regulated market supported by the JOBS Act. We may pursue expanding our model to include Reg A and Regulation D offerings.

Our Management

Our management team is experienced in finance, technology, entrepreneurship, and marketing.

Martin Kay is our Chief Executive Officer (“CEO”) and a director. He previously served as Managing Director at Accenture Strategy, from October 2015 to December 2022 and holds a BA in physics from Oxford University and an MBA from Stanford University Graduate School of Business. Mr. Kay is an experienced C-suite advisor and digital media entrepreneur, working at the intersection of business and technology. His experience includes oversight of our funding portal when he served on the board of managers of Netcapital DE LLC from 2017 to 2021.

Coreen Kraysler, CFA, is our Chief Financial Officer (“CFO”). With over 30 years of investment experience, she was formerly a Senior Vice President and Principal at Independence Investments, where she managed several 5-star rated mutual funds and served on the Investment Committee. She also worked at Eaton Vance as a Vice President, Equity Analyst on the Large and Midcap Value teams. She received a B.A. in Economics and French, cum laude from Wellesley College and a Master of Science in Management from MIT Sloan.

Jason Frishman is our Founder and former chief executive officer of our funding portal subsidiary, Netcapital Funding Portal Inc. Mr. Frishman founded Netcapital Funding Portal Inc. to help reduce the systemic inefficiencies that early-stage companies face in securing capital. He currently holds advisory positions at leading organizations in the financial technology ecosystem and has spoken as an external expert at Morgan Stanley, University of Michigan, Young Presidents’ Organization (YPO), and others. Mr. Frishman has a background in the life sciences and previously conducted research in medical oncology at the Dana Farber Cancer Institute and cognitive neuroscience at the University of Miami, where he graduated summa cum laude with a B.S. in Neuroscience.

7

Corporate Information

The Company was incorporated in Utah in 1984 as DBS Investments, Inc. (“DBS”). DBS merged with Valuesetters L.L.C. in December 2003 and changed its name to Valuesetters, Inc. In November 2020, the Company purchased Netcapital Funding Portal Inc. from Netcapital DE LLC and changed the name of the Company from Valuesetters, Inc. to Netcapital Inc. In November 2021, the Company purchased MSG Development Corp.

Attached below is an organization chart for the Company as of the date of this prospectus :

Our principal executive offices are located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts and our telephone number is 781-925-1700. We maintain a website at www.netcapitalinc.com. Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this prospectus and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus in deciding whether to purchase our securities.

Implications of Being a Smaller Reporting Company

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our common stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Recent Developments

Cash Balance at November 2023

As of November 10, 2023, we had $465,523 in cash and cash equivalents.

Notice from Nasdaq on Failure to Satisfy a Continued Listing Rule

On September 1, 2023, we were notified by Nasdaq (the “Notification Letter”) that we are not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of our common stock between July 20, 2023 and August 31, 2023, we no longer meet the minimum bid price requirement. The Notification Letter has no immediate effect on the listing or trading of our common stock and warrants on The Nasdaq Capital Market and, at this time, the common stock and warrants will continue to trade on The Nasdaq Capital Market under the symbol “NCPL” and “NCPLW”, respectively.

8

The Notification Letter provides that we have 180 calendar days, or until February 28, 2024, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the bid price of our common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. If we do not regain compliance by February 28, 2024, an additional 180 days may be granted to regain compliance, so long as we meet The Nasdaq Capital Market continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement and notify Nasdaq in writing of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we do not qualify for the second compliance period or fail to regain compliance during the second 180-day period, then Nasdaq will notify us of its determination to delist our common stock and warrants, at which point we will have an opportunity to appeal the delisting determination to a hearings panel.

We intend to monitor the closing bid price of our common stock and may, if appropriate, consider implementing available options, including, but not limited to, implementing a reverse stock split of our outstanding securities, to regain compliance with the minimum bid price requirement under the Nasdaq listing rules.

July 2023 Public Offering

On July 24, 2023, we completed an underwritten public offering of 1,725,000 shares of our common stock, at a price to the public of $0.70 per share, for aggregate gross proceeds of $1,207,500, before deducting underwriting discounts and offering expenses payable by us. In conjunction with this offering, we issued ThinkEquity and its designees warrants to purchase up to 86,250 shares of our common stock at an exercise price of $0.875 per share, which warrants (and the shares of common stock issuable upon the exercise of such warrants) were not registered under the Securities Act, and were issued pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

May 2023 Registered Direct Offering

On May 23, 2023, we entered into a securities purchase agreement with certain institutional investors, pursuant to which we agreed to issue and sell to such investors, in a registered direct offering, 1,100,000 shares of our common stock at a price of $1.55 per share, for aggregate gross proceeds of $1,705,000, before deducting the placement agent’s fees and other offering expenses payable by the Company. The offering closed on May 25, 2023 and we received aggregate net proceeds of $1,468,700. The shares were offered and issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File 333-267921) filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), on October 18, 2022 and declared effective on October 26, 2022.

We used $367,167 of the net proceeds from the offering to repay certain indebtedness, and the remainder of net proceeds for working capital and general corporate purposes.

In connection with the offering, on May 23, 2023, we entered into a placement agency agreement with ThinkEquity LLC (“ThinkEquity”), pursuant to which (i) ThinkEquity acted as placement agent on a “best efforts” basis in connection with the offering, (ii) we paid ThinkEquity an aggregate fee equal to 8.0% of the gross proceeds raised in the offering, and reimbursed ThinkEquity for certain expenses, and (iii) issued to ThinkEquity warrants to purchase up to 55,000 shares of common stock at an exercise price of $1.94 (the “ThinkEquity Placement Agent Warrants”), on May 25, 2023. The ThinkEquity Placement Agent Warrants (and the shares of common stock issuable upon the exercise of the ThinkEquity Placement Agent Warrants) were not registered under the Securities Act, and were offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

Repayment of Secured Debt

On May 25, 2023, we paid $367,167 to our secured lender, Vaxstar LLC, to pay off the remaining $350,000 principal balance and $17,167 in interest. Following repayment to Vaxstar LLC the facility was closed and all related agreements were terminated in accordance with their terms.

Common Stock Issuances

In April and May 2023, we issued an aggregate of 450,000 shares of common stock to consultants in consideration of services rendered. In addition, in July 2023, we issued 49,855 shares of common stock to an unrelated third party, in consideration of a release from such third party related to settlement of an outstanding debt between such third-party and Netcapital DE LLC. In July 2023, we issued 18,750 shares of our common stock in connection with our acquisition of a 10% interest in Caesar’s Media Group, Inc. We did not receive any proceeds from these issuances. Such shares were issued pursuant to the exemption provided by Section 4(a)(2) of the Securities Act.

9

THE OFFERING

Common Stock and common stock purchase warrants offered by us:	Up to [13,513,513] shares of our common stock and common stock purchase warrants to purchase up to [27,027,026] shares of common stock, or pre-funded warrants to purchase shares of common stock and common stock purchase warrants to purchase shares of common stock. The shares of common stock and common stock purchase warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. Each common stock purchase warrant has an exercise price of $ per share of common stock and will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided, however, that, if the Pricing Conditions are met, the common stock purchase warrants will be exercisable immediately (the date of initial exercisability of the common warrants, the “Initial Exercise Date”). The series A-1 common stock purchase warrants will expire five (5) years from the Initial Exercise Date, and the series A-2 common stock purchase warrants will expire eighteen (18) months from the Initial Exercise Date. See “Description of Securities.” You should also read the form of common stock purchase warrant, which is filed as an exhibit to the registration statement of this prospectus forms a part.

Pre-funded warrants offered by us:

We are also offering to those purchasers, if any, whose purchase of the common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if they so choose, up to 13,513,513 pre-funded warrants, in lieu of the common stock that would otherwise result in ownership in excess of 4.99% (or 9.99%, as applicable) of our outstanding common stock.

The purchase price of each pre-funded warrant and accompanying common stock purchase warrants will equal the price per share of common stock and accompanying common stock purchase warrants being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share.

For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. The number of warrants sold in this offering will not change as a result of a change in the mix of the common stock and pre-funded warrants sold.

Each pre-funded warrant will be immediately exercisable and may be exercised at any time until exercised in full. See “Description of Securities.” You should also read the form of pre-funded warrant, which is filed as an exhibit to the registration statement of this prospectus forms a part. We are also registering [13,513,513] shares of common stock issuable upon exercise of the pre-funded warrants pursuant to this prospectus.

10

Common stock outstanding before the offering	9,459,132 shares of common stock.

Common stock to be outstanding after the offering(1)	22,972,645 shares of common stock.

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $4.74 million. We intend to use the net proceeds of this offering for research and development activities, sales and marketing, and for general working capital purposes and potential acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated. See “Use of Proceeds” on page 27.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 13 before deciding to invest in our securities.

Trading symbol

Our common stock is currently listed on the Nasdaq Capital Market under the trading symbol “NCPL”. We do not intend to apply for the listing of the pre-funded warrants or the common stock purchase warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants and the common stock purchase warrants will be limited.

(1)	The number of shares of our common stock to be outstanding after this offering is based on 9,459,132 shares of our common stock outstanding as of November 10, 2023 (and assumed the $5 million gross proceeds is received based on an assumed offering price of $0.37 per share), and excludes the following:

●	98,000 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan and our 2023 Omnibus Equity Incentive Plan;

●	2,202,000 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $2.46 per share;

●	1,682,932 shares of common stock underlying warrants having a weighted average exercise price of $5.03 per share; and

●	12,500 shares of common stock to be issued in connection with our acquisition of MSG Development Corp., of which 6,250 shares will be issued on each October 31, 2024 and October 31, 2025.

Except as otherwise indicated herein, all information in this prospectus reflects or assumes:

●	no exercise of the outstanding options or warrants to be issued described above;

●	no sale of any pre-funded warrants in this offering; and

●	no exercise of the common stock purchase warrants issued in this offering.

11

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our selected historical consolidated financial data for the periods indicated. The selected historical consolidated financial data for the years ended April 30, 2023 and 2022 are derived from our audited financial statements. The selected historical financial data for the three-month periods ended July 31, 2023 and 2022 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. The data presented below should be read in conjunction with, and are qualified in their entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

	Year Ended (1)		Three Months Ended
Income Statement Data:	April 30, 2023	April 30, 2022	July 31, 2023	July 31, 2022
Sales	$8,493,985	$5,480,835	$1,519,809	$1,340,573
Cost of operations	$6,222,109	$6,511,981	$2,268,829	$1,333,903
Income (loss) from operations	$2,271,876	$(1,031,146)	$(749,020)	$6,670
Interest expense	$(93,842)	$(126,372)	$(13,304)	$(36,312)
Other income (expense)	$1,630,938	$5,205,048	$(28,331)	$(202,881)
Income (loss) before income taxes	$3,808,972	$4,047,530	$(790,665)	$(232,523)
Benefit (provision) for income taxes	$(854,000)	$(544,000)	$299,000	$297,000
Net income (loss)	$2,954,972	$3,503,530	$(491,655)	$64,477
Per Share Data:
Net income (loss) per share – basic	0.63	1.31	(0.07)	0.02
Net income (loss) per share – diluted	0.63	1.27	(0.07)	0.02
Weighted average shares outstanding - basic	4,677,214	2,666,173	7,471,207	3,168,547
Weighted average shares outstanding - diluted	4,677,464	2,748,480	7,471,457	3,171,397
Consolidated Statement of Cash Flow Data:
Cash (used in) operating activities	$(4,617,200)	$(3,006,667)	$(1,464,023)	$(1,063,672)
Net cash provided by (used in) investing activities	$200,000	$(319,166)	$-	$200,000
Net cash provided by (used in) financing activities	$4,512,716	$1,325,799	$1,925,200	$2,945,917

Balance Sheet Data:	July 31, 2023 (Actual)	July 31, 2023 (Pro Forma) (4)	July 31, 2023 (Pro Forma, As Adjusted)(5)
Cash	$1,030,618	$1,030,618	$5,773,418
Equity securities at fair value(2)	$24,308,633	$24,491,821	$24,491,821
Total assets	$43,434,434	$43,617,622	$48,360,422
Total debt(3)	$2,435,124	$2,435,124	$2,435,124
Total stockholders’ equity	$38,465,385	$38,648,573	$43,001,073

(1)	We have an April 30 fiscal year end.

(2)	Investments are monitored for any changes in observable prices from orderly transactions.

(3)

Total debt includes two Small Business Administration (“SBA”), loans and a secured loan, covering substantially all of the Company’s assets, of $350,000 as of April 30, 2023, which was paid in full in May 2023. A third SBA loan was forgiven during the year ended April 30, 2022, and the amount of forgiveness including accrued interest, totaling $1,904,302, is included in other income. We have applied for forgiveness of approximately $1.9 million of the outstanding SBA loans, which application we expect to be approved; however such forgiveness is at the discretion of the SBA and we cannot be sure of the timing or amount of such forgiveness.

(4)	The pro forma column gives effect to: (i) the issuance of 18,750 shares of common stock in October 2023 in connection with the purchase of a 10% interest in Caesar Media Group, Inc. and (ii) the issuance of 6,250 shares of common stock issued in October 2023 in connection with our acquisition of MSG Development Corp.

(5)	The pro forma, as adjusted column gives effect to the issuance of 13,513,513 shares of our common stock (assuming no sale of pre-funded warrants and no exercise of the common stock purchase warrants being offered in this offering) in this offering at an assumed offering price of $0.37 and the receipt of approximately $4.74 million in net proceeds after estimated offering expenses.

12

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, including our financial statements and the related notes appearing at the end of this prospectus, before making your decision to invest in our securities. We cannot assure you that any of the events discussed in the risk factors below will not occur. These risks could have a material and adverse impact on our business, results of operations, financial condition and cash flows and, if so, our prospects would likely be materially and adversely affected. If any of such events were to happen, the trading price of our securities in any market that may develop for our securities could decline and you could lose all or part of your investment.

Risks Related to Our Need for Additional Capital

We will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate operations.

Our cash and cash equivalents at July 31, 2023 and November 10, 2023 were $1,030,618 and $465,523, respectively. Assuming that we receive net proceeds of approximately $4.74 million from this offering (assuming an offering with gross proceeds of $5.0 million), we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will meet our capital needs for the next 12-months under our current business plan. Assuming that we receive net proceeds of approximately $3.5 million from this offering (assuming an offering with gross proceeds of $3.75 million), we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will satisfy our capital needs for the next 10-months under our current business plan. Assuming that we receive net proceeds of approximately $2.24 million from this offering (assuming an offering with gross proceeds of $2.5 million), we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will satisfy our capital needs for the next 6-months under our current business plan We will need to raise additional capital from time to time to fund and expand our operations, either through sales of equity or debt securities, the sale of equity positions in certain portfolio companies, entering into strategic partnership arrangements, or a combination of the foregoing. Our current business plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned. Raising funds in the current economic environment may present additional challenges. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Any additional fundraising efforts may divert our management from their day-to-day activities. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares of common stock to decline. The sale of additional equity or convertible securities may dilute our existing stockholders. The incurrence of indebtedness would result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.

Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish certain rights.

We may seek additional capital through a combination of equity offerings, debt financings, strategic collaborations and alliances or licensing arrangements. To the extent that we raise additional capital through the sale of equity, convertible debt securities or other equity-based derivative securities, your ownership interest will be diluted and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. Any indebtedness we incur could involve restrictive covenants, such as limitations on our ability to incur additional debt, acquire or license intellectual property rights, declare dividends, make capital expenditures and other operating restrictions that could adversely impact our ability to conduct our business. Furthermore, the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our common stock to decline. If we raise additional funds through strategic collaborations and alliances or licensing arrangements with third parties, or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects. Adequate additional financing may not be available to us on acceptable terms, or at all.

Risks Related to Our Business and Growth Strategy

We have a limited operating history and our profits have been generated primarily by unrealized gains from equity securities we own in other companies. Although we have been profitable, the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We were incorporated in the State of Utah in April 1984. We reported a net loss of $491,655 in the three months ended July 31, 2023 and although we reported earnings in the years ended April 30, 2023 and 2022, the majority of our earnings came from unrealized gains in equity securities that we own. These securities have observable prices but are not liquid. Furthermore, the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history in our current line of business, we cannot assure you that our business will maintain profitability.

13

We have substantial customer concentration, with a limited number of customers accounting for a substantial portion of our revenues.

We have historically derived a significant portion of our revenues from a limited number of our issuer customers For the three-month period ended July 31, 2023, the Company had one customer that constituted 37% of revenues and a second customer that constituted 37% of revenues. For the three-month period ended July 31, 2022, the Company had one customer that constituted 52% of its revenues and a second customer that constituted 24% of its revenues. For the year ended April 30, 2023, the Company had one customer that constituted 25% of its revenues, and four customers that each constituted 14% of its revenues. For the year ended April 30, 2022, the Company had one customer that constituted 22% of its revenues, a second customer that constituted 22% of its revenues, and a third customer that constituted 18% of its revenues. There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. It is not possible for us to predict the future level of demand for our services that will be generated by these customers or new customers, or the future demand for the products and services of these customers or new customers. If any of these customers experience declining or delayed sales due to market, economic or competitive conditions, we could be pressured to reduce the prices we charge for our products which could have an adverse effect on our margins and financial position and could negatively affect our revenues and results of operations and/or trading price of our common stock.

Our debt level could negatively impact our financial condition, results of operations and business prospects.

As of July 31, 2023, we had approximately $2,435,124 of principal indebtedness outstanding and we have borrowed money on three occasions from the SBA. Our level of debt could have significant consequences to our shareholders, including the following:

●	requiring the dedication of a substantial portion of cash flow from operations to make payments on debt, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

●	requiring a substantial portion of our corporate cash reserves to be held as a reserve for debt service, limiting our ability to invest in new growth opportunities;

●	limiting the ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions and general corporate and other activities;

●	limiting the flexibility in planning for, or reacting to, changes in the business and industry in which we operate;

●	increasing our vulnerability to both general and industry-specific adverse economic conditions;

●	putting us at a competitive disadvantage vs. less leveraged competitors; and

●	increasing vulnerability to changes in the prevailing interest rates.

14

Our ability to make payments of principal and interest, or to refinance our indebtedness, depends on our future performance, which is subject to economic, financial, competitive and other factors. Our business may not generate sufficient cash flow in the future to service our debt because of factors beyond our control, including but not limited to our ability to market our products and expand our operations. If we are unable to generate sufficient cash flows, we may be required to adopt one or more alternatives, such as restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations. We repaid all outstanding principal and accrued interest of $367,137 owed to Vaxstar LLC on May 25, 2023.

We operate in a highly regulated industry.

We are subject to extensive regulation and failure to comply with such regulation could have an adverse effect on our business. Further, our subsidiary Netcapital Funding Portal Inc is registered with the SEC as a funding portal. As a funding portal we have to comply with stringent regulations, and the operation of our funding portal is frequently subject to examination, constraints on its business, and in some cases fines. In addition, some of the restrictions and rules applicable to our subsidiary Netcapital Funding Portal Inc could adversely affect and limit some of our business plans.

Our funding portal’s service offerings are relatively new in an industry that is still quickly evolving.

The principal securities regulations that we work with, Rule 506(c) and Reg CF, have only been in effect in their current form since 2013 and 2016, respectively. Our ability to continue to penetrate the market remains uncertain as potential issuer companies may choose to use different platforms or providers (including, in the case of Rule 506(c) and Reg A, using their own online platform), or determine alternative methods of financing. Investors may decide to invest their money elsewhere. Further, our potential market may not be as large as anticipated, or our industry may not grow as rapidly as anticipated. Success will likely be a factor of investing in the development and implementation of marketing campaigns, repeat business from both issuer companies and investors, and favorable changes in the regulatory environment.

We may be liable for misstatements made by issuers in offerings through our funding portal.

Under the Securities Act and the Exchange Act, issuers making offerings through our funding portal may be liable for inappropriate disclosures, including untrue statements of material facts or for omitting information that could make the statements misleading. This liability may also extend in Reg CF offerings to funding portals, such as our subsidiary. Even though due diligence defenses may be available, there can be no assurance that if we were sued, we would prevail. Further, even if we do succeed, lawsuits are time consuming and expensive, and being a party to such actions may cause us reputational harm that would negatively impact our business. Moreover, even if we are not liable or a party to a lawsuit or enforcement action, some of our clients have been and will be subject to such proceedings. Any involvement we may have, including responding to document production requests, may be time-consuming and expensive as well.

We operate in a regulatory environment that is evolving and uncertain.

The regulatory framework for online capital formation or crowdfunding is very new. The regulations that govern our operations have been in existence for a very few years. Further, there are constant discussions among legislators and regulators with respect to changing the regulatory environment. New laws and regulations could be adopted in the United States and abroad. Further, existing laws and regulations may be interpreted in ways that would impact our operations, including how we communicate and work with investors and the companies that use our services and the types of securities that our clients can offer and sell on our platform.

We have an evolving business model.

Our business model is one of innovation, including continuously working to expand our product lines and services to our clients. For example, we are evaluating an expansion into the broker-dealer space as well as our foray into becoming an ATS. It is unclear whether these services will be successful. Further, we continuously try to offer additional types of services, and we cannot offer any assurance that any of them will be successful. From time to time, we may also modify aspects of our business model relating to our service offerings. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth, and negatively affect our operating results.

Our compliance is focused on U.S. laws and we have not analyzed foreign laws regarding the participation of non-U.S. residents.

Some of the investment opportunities posted on our platform are open to non-U.S. residents. We have not researched all the applicable foreign laws and regulations, and we have not set up our structure to be compliant with foreign laws. It is possible that we may be deemed in violation of those laws, which could result in fines or penalties as well as reputational harm. Any violation of foreign laws may limit our ability in the future to assist companies in accessing money from those investors, and compliance with those laws and regulations may limit our business operations and plans for future expansion.

15

Our cash flow is reliant on one main type of service.

Most of our cash-flow generating services are reliant on one type of service: providing a platform for online capital formation. Our revenues are therefore dependent upon the market for online capital formation. As such, any downturn in the market for online capital formation could have a material adverse effect on our business and financial condition.

We depend on key personnel and face challenges recruiting needed personnel.

Our future success depends on the efforts of a small number of key personnel, including our Founder and former CEO of our subsidiary, Netcapital Funding Portal Inc., our Chief Executive Officer, our Chief Financial Officer, and our compliance, engineering and marketing teams. Our software engineer team, our compliance team and our marketing team are critical to continually innovate and improve our products while operating in a highly regulated industry. In addition, due to the specialized expertise required, we may not be able to recruit the individuals needed for our business needs. There can be no assurance that we will be successful in attracting and retaining the personnel we require to operate and be innovative.

We will need to attract, train and retain additional highly qualified senior executives and technical and managerial personnel in the future.

We continue to seek technical and managerial staff members, although we have limited resources to compensate them until we have raised additional capital or developed a business that generates consistent cash flow from operations. We believe it is important to negotiate with potential candidates and, if appropriate, engage them on a part-time basis or on a project basis and compensate them at least partially, with stock-based compensation, when appropriate. There is a high demand for highly trained and managerial staff members. If we are not able to fill these positions, it may have an adverse effect on our business.

We are vulnerable to hackers and cyber-attacks.

As an internet-based business, we may be vulnerable to hackers who may access and misappropriate the data of our investors and the issuer companies that utilize our platform. Further, any significant disruption in service on our funding portal platform or in our computer systems could reduce the attractiveness of our platform and result in a loss of investors and companies interested in using our platform. Further, we rely on a third-party technology provider to provide some of our back-up technology and act as our escrow agent. Any disruptions of services or cyber-attacks either on our technology provider, our third-party escrow agent, or on us could harm our reputation and materially negatively impact our financial condition and business.

Our funding portal relies on one escrow agent to hold investment commitments for issuers.

We currently rely on Silicon Valley Bank, a division of First Citizens Bank to provide all escrow services related to offerings on our platform. Any termination of this relationship will require us to find another escrow agent and escrow bank. This change may cause us delays as well as additional costs in transitioning our technology. We are not allowed to operate our funding portal business without a qualified third-party escrow bank. There are a limited number of banks that provide this service. As such, if our relationship with our escrow agent is terminated, we may have difficulty finding a replacement which could have a material adverse effect on our business and results of operations.

If our subsidiary, Netcapital Funding Portal Inc., fails to comply with its obligations under the license agreement with Netcapital DE LLC under which the technology to operate our funding portal is licensed to Netcapital Funding Portal Inc., we could lose rights necessary to operate our funding portal which are important to our business and could result in material adverse effect on our business, financial position and results of operations

Our subsidiary, Netcapital Funding Portal Inc., has licensed the technology necessary to operate our funding portal under a perpetual, worldwide and exclusive (in the funding portal market) license from our majority stockholder, Netcapital DE LLC, of which Mr. Frishman, our Founder and former CEO of our subsidiary, owns a 29% interest. These rights are extremely important to our business. If Netcapital Funding Portal Inc. fails to comply with any obligations under this license agreement, such license agreement may be subject to termination in whole or in part, which could severely impact our ability to operate our funding portal which would have a material adverse effect on our business, financial position and results of operations.

In addition, disputes may arise regarding the technology subject to the license agreement, including:

●	the scope of rights granted under the license agreement and other interpretation-related issues;

●	the extent to which our processes infringe on the technology of Netcapital DE LLC that is not subject to the license agreement;

●	the ownership of inventions and know-how resulting from the joint creation or use of technology by Netcapital DE LLC and us.

16

Disputes over technology under the license agreement with Netcapital DE LLC may prevent or impair our ability to maintain our current license agreement on acceptable terms, and we may be unable to successfully operate our funding portal. In addition, any failure of Netcapital DE LLC to service the technology subject to the license agreement or to operate its website could result in our inability to operate our funding portal which would have a material adverse effect on our business, financial condition and results of operations.

Netcapital DE LLC relies on third-party software for the technology subject to the license agreement with Netcapital Funding Portal Inc. that may be difficult to replace or which could cause errors or failures of our funding portal.

Netcapital DE LLC relies on software licensed from third parties for the technology subject to the license agreement with Netcapital Funding Portal Inc. This software may not continue to be available at reasonable prices or on commercially reasonable terms, or at all. Any loss by Netcapital DE LLC of the right to use any of this software could significantly increase our expenses and otherwise result in delays in the provisioning of our funding portal until equivalent technology is either developed by us or Netcapital DE LLC, or, if available, is identified, obtained and integrated, which could harm our business. Any errors or defects in third-party software could result in errors or a failure of our funding portal which could harm our business.

We may not be able to protect all of our intellectual property.

Our profitability may depend in part on our ability to effectively protect our proprietary rights, including obtaining trademarks for our brand names, protecting our products and websites, maintaining the secrecy of our internal workings and preserving our trade secrets, as well as our ability to operate without inadvertently infringing on the proprietary rights of others. There can be no assurance that we will be able to obtain future protections for our intellectual property or defend our current trademarks and future trademarks and patents. Further, policing and protecting our intellectual property against unauthorized use by third parties is time-consuming and expensive, and certain countries may not even recognize our intellectual property rights. There can also be no assurance that a third party will not assert infringement claims with respect to our products or technologies. Any litigation for both protecting our intellectual property or defending our use of certain technologies could have a material adverse effect on our business, operating results and financial condition, regardless of the outcome of such litigation.

Our strategy to purchase a portion of early-stage companies may provide us with investments that have no liquidity.

It is our strategy to sometimes purchase, at an affordable price, part or all of early-stage companies and cross pollinate the ideas, technology and expertise within these companies to potentially enhance the operations and financial condition. That strategy may result in us diverting management attention and advisory resources to do work for early-stage companies that pay for the work with equity, which becomes impaired in value or never becomes a liquid asset. For all of these early-stage companies, the future liquidity and value of our investments cannot be guaranteed, and no market may exist for us to generate gains from our investments in early-stage companies.

Our business depends on the reliability of the infrastructure that supports the Internet and the viability of the Internet.

The growth of Internet usage has caused frequent interruptions and delays in processing and transmitting data over the Internet. There can be no assurance that the Internet infrastructure or the Company’s own network systems will continue to be able to support the demands placed on it by the continued growth of the Internet, the overall online securities industry or that of our customers.

End-users of our software depend on Internet Service Providers or ISPs, online service providers and our system infrastructure for access to the Internet sites that we operate. Many of these services have experienced service outages in the past and could experience service outages, delays and other difficulties due to system failures, stability or interruption. As a result, we may not be able to meet a level of service that we have promised to our subscribers, and we may be in breach of our contractual commitments, which could materially adversely affect our business, revenues, operating results and financial condition.

We are dependent on general economic conditions.

Our business model is dependent on investors investing in the companies presented on our platforms. Investment dollars are disposable income. Our business model is thus dependent on national and international economic conditions. Adverse national and international economic conditions may reduce the future availability of investment dollars, which would negatively impact our revenues and possibly our ability to continue operations. It is not possible to accurately predict the potential adverse impacts on us, if any, of current economic conditions on our financial condition, operating results and cash flow.

17

We face significant market competition.

We facilitate online capital formation. Though this is a new market, we compete against a variety of entrants in the market as well as likely new entrants into the market. Some of these follow a regulatory model that is different from ours and might provide them competitive advantages. New entrants could include those that may already have a foothold in the securities industry, including some established broker-dealers. Further, online capital formation is not the only way to address helping start-ups raise capital, and the Company has to compete with a number of other approaches, including traditional venture capital investments, loans and other traditional methods of raising funds and companies conducting crowdfunding raises on their own websites. Additionally, some competitors and future competitors may be better capitalized than us, which would give them a significant advantage in marketing and operations.

Moreover, as we continue to expand our offerings, including providing administrative services to issuers and transfer agent services, we will continue to face headwinds and compete with companies that are more established and/or have more financial resources than we do and/or new entrants bringing disruptive technologies and ideas.

Intense competition could prevent us from increasing our market share and growing our revenues.

We compete with a number of public and private companies and most of our competitors have significant financial resources and occupy entrenched positions in the market with name-brand recognition. We also face challenges from new Internet sites that aim to attract subscribers who seek to play interactive games or invest in public or private securities. Such companies may be able to attract significantly more subscribers because of new marketing ideas and user interface concepts.

Increased competition from current and future competitors may in the future materially adversely affect our business, revenues, operating results and financial condition.

Our future growth depends on our ability to develop and retain customers.

Our future growth depends to a large extent on our ability to effectively anticipate and adapt to customer requirements and offer services that meet customer demands. If we are unable to attract new customers and/or retain new customers, our business, results of operations and financial condition may be materially adversely affected.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. Since the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population were subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers (both issuers using our services and investors investing on our platform) and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak has significantly impacted global markets, U.S. employment numbers, as well as the business prospects of many small businesses (our potential clients). A significant part of our business model is based on receiving a percentage of the investments made through our platform and services. Further, we are dependent on investments in our offerings to fund our business. However, to date, other than working remotely, COVID-19 has not had a negative impact on the Company. While our business has not yet been impacted by COVID-19, to the extent COVID-19 continues and limits investment capital or personally impacts any of our key employees, it may have a significant impact on our results and operations.

Our revenues and profits are subject to fluctuations.

It is difficult to accurately forecast our revenues and operating results, and these could fluctuate in the future due to a number of factors. These factors may include adverse changes in: number of investors and amount of investors’ dollars, the success of world securities markets, general economic conditions, our ability to market our platform to companies and investors, headcount and other operating costs, and general industry and regulatory conditions and requirements. The Company’s operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant and could impact our ability to operate our business.

18

Acquisitions may have unanticipated consequences that could harm our business and our financial condition.

Any acquisition that we pursue, whether successfully completed or not, involves risks, including:

●	material adverse effects on our operating results, particularly in the fiscal quarters immediately following the acquisition as the acquired restaurants are integrated into our operations;

●	risks associated with entering into markets or conducting operations where we have no or limited prior experience;

●	problems retaining key personnel;

●	potential impairment of tangible and intangible assets and goodwill acquired in the acquisition;

●	potential unknown liabilities;

●	difficulties of integration and failure to realize anticipated synergies; and

●	disruption of our ongoing business, including diversion of management’s attention from other business concerns.

Future acquisitions may be accomplished through a cash purchase transaction, the issuance of our equity securities or a combination of both, could result in potentially dilutive issuances of our equity securities, the incurrence of debt and contingent liabilities and impairment charges related to goodwill and other intangible assets, any of which could harm our business and financial condition.

If we do not effectively protect our customers’ credit and debit card data, or other personal information, we could be exposed to data loss, litigation, liability and reputational damage.

In connection with credit and debit card sales, we transmit confidential credit and debit card information by way of secure online networks. Although we use private networks, third parties may have the technology or know-how to breach the security of the customer information transmitted in connection with credit and debit card sales, and our security measures and those of our technology vendors may not effectively prohibit others from obtaining improper access to this information. If a person were able to circumvent these security measures, he or she could destroy or steal valuable information or disrupt our operations. Any security breach could expose us to risks of data loss, litigation and liability and could seriously disrupt our operations and any resulting negative publicity could significantly harm our reputation.

We could be harmed by improper disclosure or loss of sensitive or confidential Company, employee, associate or customer data, including personal data.

In connection with the operation of our business, we plan to store, process and transmit data, including personal and payment information, about our employees, customers, associates and candidates, a portion of which is confidential and/or personally sensitive. Unauthorized disclosure or loss of sensitive or confidential data may occur through a variety of methods. These include, but are not limited to, systems failure, employee negligence, fraud or misappropriation, or unauthorized access to or through our information systems, whether by our employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who may develop and deploy viruses, worms or other malicious software programs.

Such disclosure, loss or breach could harm our reputation and subject us to government sanctions and liability under our contracts and laws that protect sensitive or personal data and confidential information, resulting in increased costs or loss of revenues. It is possible that security controls over sensitive or confidential data and other practices we and our third-party vendors follow may not prevent the improper access to, disclosure of, or loss of such information. The potential risk of security breaches and cyberattacks may increase as we introduce new services and offerings, such as mobile technology. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which we provide services. Any failure or perceived failure to successfully manage the collection, use, disclosure, or security of personal information or other privacy related matters, or any failure to comply with changing regulatory requirements in this area, could result in legal liability or impairment to our reputation in the marketplace.

19

We may be affected by adverse economic factors outside of our control, including recession or the perception that recession may occur and international socio-political events.

An economic recession or slowdown in economic activity may result from a new surge in the COVID-19 pandemic, from international events involving war or civil, political, or social unrest, or from other factors outside of our control. For example, we have experienced losses related to the conflict between Russia and Ukraine, and the conflict may expand, which could increase our potential exposures or have far-reaching impacts on the global economy. Additionally, governmental, business and societal responses to such events, such as restrictions on public gatherings, sanctions, trade restrictions, increased unemployment, and supply chain disruptions could worsen the impact of such events and could have an impact on our business and on our customers’ businesses. Any such events could increase our probability of losses and could have a material adverse effect on our business and results of operations.

Failure to recognize, respond to and effectively manage the accelerated impact of social media could adversely impact our business.

In recent years, there has been a marked increase in the use of social media platforms, including blogs, chat platforms, social media websites, and other forms of Internet based communications which allow individuals access to a broad audience of consumers and other interested persons. The rising popularity of social media and other consumer-oriented technologies has increased the speed and accessibility of information dissemination. Many social media platforms immediately publish the content their subscribers and participants post, often without filters or checks on accuracy of the content posted. Information posted on such platforms at any time may be adverse to our interests and/or may be inaccurate. The dissemination of information via social media could harm our business, reputation, financial condition, and results of operations, regardless of the information’s accuracy. The damage may be immediate without affording us an opportunity for redress or correction.

In addition, social media is frequently used to communicate with our customers and the public in general. Failure by us to use social media effectively or appropriately, particularly as compared to our brands’ respective competitors, could lead to a decline in brand value, customer visits and revenue. Other risks associated with the use of social media include improper disclosure of proprietary information, negative comments about our brands, exposure of personally identifiable information, fraud, hoaxes or malicious dissemination of false information. The inappropriate use of social media by our customers or employees could increase our costs, lead to litigation or result in negative publicity that could damage our reputation and adversely affect our results of operations.

Risks Related to Receipt of Securities for Services

We are not, and do not intend to become, regulated as an investment company under the U.S. Investment Company Act of 1940, as amended (the “40 Act”) (and similar legislation in other jurisdictions) and if we are deemed an “investment company” under the 40 Act applicable restrictions would make it impractical for us to operate as contemplated under our current business plan.

The 40 Act and the rules thereunder (and similar legislation in other jurisdictions) provide certain protections to investors and impose certain restrictions on companies that are registered as investment companies. Among other things, such rules limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities and impose certain governance requirements. We have not been and do not intend to become regulated as an investment company and we intend to conduct our activities so we will not be deemed to be an investment company under the 40 Act (and similar legislation in other jurisdictions). In order to ensure that we are not deemed to be an investment company, we may be required to materially restrict or limit the scope of our operations or plans related to us, we will be limited in the types of acquisitions that we may make and we may need to modify our organizational structure or dispose of assets that we would not otherwise dispose of. Moreover, if anything were to happen which would potentially cause us to be deemed an investment company under the 40 Act, it would be impractical for us to operate as intended pursuant to our platform and our business, financial condition and results of operations would be materially adversely affected. Accordingly, we would be required to take extraordinary steps to address the situation, such as the modification and restructuring of our platform, which would materially adversely affect our ability to derive revenue

Our consulting and advisory services are primarily paid for in restricted shares of stock of our customers, which are often private companies with no established trading market for their securities.

For our consulting and advisory services, payment is often made through equity securities of customers instead of cash. The securities issued are in private companies with no established trading market for their securities. In the absence of a trading market, we may be unable to liquidate our investment, which will result in the loss of our investment.

20

Risks Related to Operation of our Proposed Secondary Trading Platform

We will be dependent on a third-party for operation of our proposed secondary trading platform. Any disruption in the services provided by such third-party provider could adversely affect our business.

In January 2023, we entered into the Templum License Agreement, to provide issuers and investors on the Netcapital platform with the potential for greater distribution and liquidity. Templum is a company that provides capital markets infrastructure for trading private equity securities, and operates an ATS with approval in 53 U.S. states and territories for the trading of unregistered or private securities. We are currently working with Templum on the design of the required software to enable issuers and investors on the Netcapital platform the ability to access the Templum ATS in order to have the ability to engage in secondary trading of securities. We do not control the operations of Templum or own the equipment used to provide such services. Further, the operation of the Templum ATS is subject to extensive regulation and oversight. Accordingly, any regulatory delays or objections will result in delays in our ability to launch the proposed platform. In addition, because we cannot easily switch between operators of secondary trading platforms of this nature, any disruption of or interference, whether due to regulatory issues or natural disasters, cyber-attacks, terrorist attacks, power losses, telecommunications failures, or other similar events, would impact our operations and may adversely affect the ability of issuers and investors to utilize this platform. There is no obligation for Templum to renew their agreements with us on commercially reasonable terms or at all. If we are unable to renew our agreements on commercially reasonable terms, we may be forced to identify another suitable operator or develop our own secondary trading capabilities, and we may incur significant costs and possible service interruption in connection with doing so.

In addition, Templum may take actions beyond our control that could seriously harm our business, including:

●	discontinuing or limiting our access to its platform;

●	increasing pricing terms;

●	terminating or seeking to terminate our contractual relationship altogether; and

●	modifying or interpreting its terms of service or other policies in a manner that impacts our ability to run our business and operations.

Our customers may encounter difficulties with investing through our proposed secondary trading platform.

Institutions and individual investors may face significant risk when buying securities on our proposed secondary trading platform. These risks include the following:

●	private companies are not required to make periodic public filings, and therefore certain capitalization, operational and financial information may not be available for evaluation;

●	an investment may only be appropriate for investors with a long-term investment horizon and a capacity to absorb a loss of some or all of their investment;

●	the securities, when purchased, are generally highly illiquid, are often subject to further transfer restrictions, and no public market exists for such securities; and

●	transactions may fail to settle, which could harm our reputation.

We may become involved in disputes or litigation matters between customers with respect to failed transactions on our proposed secondary trading platform (such as in the event of delayed delivery or a failure to deliver securities).

We may become involved in disputes and litigation matters between customers with respect to transactions on our proposed secondary trading platform. There is a risk that clients may increasingly look to us to make them whole for delayed and/or broken trades. Customers may litigate over a failure of sellers to deliver securities or over the untimely deliveries of securities. Any litigation to which we are a party could be expensive and time consuming, regardless of the ultimate outcome, and the potential costs and risks of such litigation may incentivize us to settle, which could harm our reputation or have a material adverse effect on our business or results or operations.

Failure to launch our proposed secondary trading platform could result in continued lack of liquidity for investors in our target market. Should this lack of liquidity cause reduced investor interest in investing in the unregistered or private securities offered by our clients, they may be less inclined to use our platform which could have a material adverse effect on our business or results of operations.

Lack of liquidity is a key issue for investors in private companies as private markets lack a liquidity feature in our targeted market. If we fail to launch our proposed secondary trading market, investors purchasing our clients’ securities may continue to have a lack of liquidity. Should such continued illiquidity cause reduced investor interest in investing in unregistered or private securities, our clients may be less inclined to use our funding platform and may seek additional alternatives for raising capital, which could have a material adverse effect on our business or results of operations

21

Risk Factors Related to the Common Stock and the Offering

Our ability to have our securities traded on the Nasdaq Capital Market is subject to us meeting applicable listing criteria.

We are currently listed on the Nasdaq Capital Market, a national securities exchange. Nasdaq requires companies desiring to list their common stock to meet certain listing criteria including total number of shareholders: minimum stock price, total value of public float, and in some cases total shareholders’ equity and market capitalization. Our failure to meet such applicable listing criteria could prevent us from listing our common stock on Nasdaq. In the event we are unable to have our shares traded on Nasdaq, our common stock could potentially trade on the OTCQX or the OTCQB, each of which is generally considered less liquid and more volatile than Nasdaq. Our failure to have our shares traded on the Nasdaq could make it more difficult for you to trade our shares, could prevent our common stock trading on a frequent and liquid basis and could result in the value of our common stock being less than it would be if we were able to list our shares on Nasdaq.

On September 1, 2023, we received written notice from Nasdaq that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of our common stock had been below $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810, we have a period of 180-calendar days, or until February 8, 2024, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for at least 10 consecutive business days during this 180-calendar day period. In the event we do not regain compliance by February 8, 2024, we may be eligible for an additional 180-calendar day grace period so long as we meet The Nasdaq Capital Market continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement and notify Nasdaq in writing of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we do not qualify for or fail to regain compliance during the second compliance period, then Nasdaq will notify us of its determination to delist our common stock, at which point we would have an option to appeal the delisting determination to a Nasdaq hearings panel. We intend to actively monitor the closing bid price of our common stock and may, if appropriate, consider implementing available options to regain compliance with the minimum bid price under the Nasdaq Listing Rules.

If we are unable to regain compliance with the Nasdaq minimum bid price requirement and Nasdaq delists our common stock and warrants and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:

●	the liquidity of our common stock;

●	the market price of our common stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of institutional and general investors that will consider investing in our common stock;

●	the number of investors in general that will consider investing in our common stock;

●	the number of market makers in our common stock;

●	the availability of information concerning the trading prices and volume of our common stock; and

●	the number of broker-dealers willing to execute trades in shares of our common stock.

There can be no assurance that we will be able to comply with Nasdaq’s continued listing standards, a failure of which could result in a delisting of our common stock and warrants.

Our common stock and certain warrants are currently listed on the Nasdaq Capital Market under the symbols “NCPL and “NCPLW “, respectively. There is no assurance that we will be able to comply with such applicable listing standards. Nasdaq requires that the trading price of a company’s listed stock on Nasdaq remain above one dollar in order for such stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from Nasdaq. In addition, to maintain a listing on Nasdaq, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and warrants and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

Concentration of ownership among our majority stockholders may prevent new investors from influencing significant corporate decisions.

As of November 10, 2023, Netcapital DE LLC, our majority stockholder, beneficially owned, in the aggregate, approximately 18% of our outstanding shares of common stock (of which Mr. Frishman owns a 29% interest) and assuming 13,513,513 shares are sold in this offering will continue to own 7.5 % of our outstanding shares of common stock following this offering. As a result, this stockholder will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

This is a best efforts offering. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional fundraises may not be available or available on terms acceptable to us.

22

We are selling a substantial number of shares of our common stock in this offering, which could cause the price of our common stock to decline.

In this offering, we are offering up to 13,513,513 shares of common stock (assuming no purchase of pre-funded warrants) and common stock warrants to purchase up to [27,027,026] shares of common stock. The existence of the potential additional shares of our common stock in the public market, or the perception that such additional shares may be in the market, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

There is no public market for the common stock purchase warrants and the pre-funded warrants being sold in this offering.

There is no established public trading market for the common stock purchase warrants and the pre-funded warrants being sold in this offering. We will not list the common stock purchase warrants or the pre-funded warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Therefore, we do not expect a market to ever develop for the common stock purchase warrants and the pre-funded warrants. Without an active market, the liquidity of the common stock purchase warrants and the pre-funded warrants will be limited.

The common stock purchase warrants and the pre-funded warrants are speculative in nature.

The common stock purchase warrants and the pre-funded warrants do not confer any rights of common stock ownership on their respective holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Commencing on the date of issuance, holders of the common stock purchase warrants and the pre-funded warrants may exercise their right to acquire the common stock and pay the stated exercise price per share.

The common stock purchase warrants are not exercisable until stockholder approval, provided however, if the Pricing Conditions are met, the warrants will be exercisable immediately.

The common stock purchase warrants will have an exercise price of $ per share and will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided, however, that, if the Pricing Conditions are met, the common stock purchase warrants will be exercisable immediately (the date of initial exercisability of the common warrants, the “Initial Exercise Date”). The series A-1 warrants will expire on the five (5) year anniversary of the Initial Exercise Date and the series A-2 warrants will expire on the eighteen (18) month anniversary of the Initial Exercise Date.

While we intend to promptly seek Warrant Stockholder Approval, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the common stock purchase warrants may have no value.

Holders of our common stock purchase warrants and pre-funded warrants will have no rights as a common stockholder until such holders exercise their common stock purchase warrants or pre-funded warrants and acquire our common stock, except as otherwise provided in the common stock purchase warrants and the pre-funded warrants.

Until holders of the common stock purchase warrants and the pre-funded warrants acquire shares of our common stock upon exercise thereof, holders of the common stock purchase warrants and the pre-funded warrants will have no rights with respect to the shares of our common stock, except as otherwise provided in the common stock purchase warrants and the pre-funded warrants. Upon exercise of the common stock purchase warrants and the pre-funded warrants, such holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for one year from closing, subject to an exception; (iii) agreement to not enter into any financings for 60 days from closing, subject to certain exceptions; and (iv) indemnification for breach of contract.

We do not expect to pay dividends and investors should not buy our common stock expecting to receive dividends.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends then you should not anticipate receiving any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends, we may have trouble raising additional funds, which could affect our ability to expand our business operations.

We may conduct future offerings of our securities and pay debt obligations with our common stock which may diminish our investors’ pro rata ownership and depress our stock price.

We reserve the right to make future offers and sales, either public or private, of our securities, including shares of our common stock or securities convertible into common stock at prices differing from the price of the common stock previously issued. In the event that any such future sales of securities are affected or we use our common stock to pay principal or interest on our debt obligations, an investor’s pro rata ownership interest may be reduced to the extent of any such future sales.

Our management will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from this offering will be immediately available to our management to use at their discretion. We intend to use the net proceeds of this offering for research and development activities, sales and marketing, and for general working capital purposes and potential acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated. See “Use of Proceeds.” Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, financial condition, operating results and cash flow.

23

The market price of our common stock is highly volatile and could be subject to volatility related or unrelated to our operations.

You should consider an investment in our securities to be risky, and you should invest in our securities only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this prospectus, are:

●	actual or anticipated fluctuations in quarterly funding portal revenues or operating results, whether in our operations or in those of our competitors;
●	changes in financial estimates or opinions by research analysts, either with respect to us or other fintech companies;
●	our failure to accelerate user growth or new issuer growth;
●	any failure to meet investor or analyst expectations;
●	the public’s reaction to our press releases, other public announcements and our filings with the SEC;
●	actual or anticipated changes in domestic or worldwide economic, political or market conditions, such as recessions;
●	changes in the consumer spending environment;
●	terrorist acts;
●	changes in laws or regulations, or new interpretations or applications of laws and regulations, that are applicable to our business;
●	changes in accounting standards, policies, guidance, interpretations or principles;
●	short sales, hedging and other derivative transactions in the shares of our common stock;
●	future sales or issuances of our common stock, including sales or issuances by us, our directors or executive officers and our significant stockholders;
●	our dividend policy;
●	changes in the market valuations of other restaurant companies;
●	actions by stockholders;
●	various market factors or perceived market factors, including rumors, involving us, our vendors and clients, whether accurate or not;
●	announcements by us or our competitors of new locations, menu items, technological advances, significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives; and
●	a loss of a key member of management.

The stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of our common stock in any market that develops for it. In addition, our stock price may be influenced by trading activity in our common stock as a result of market commentary (including commentary that may be unreliable or incomplete in some cases); changes in expectations about our business, our creditworthiness or investor confidence generally; or actions by stockholders and others seeking to influence our business strategies.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and a diversion of management attention and resources, which would significantly harm our profitability and reputation.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our common stock or our warrants, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in our common stock or our warrants, reducing a stockholder’s ability to resell shares of our common stock and warrants.

24

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our securities adversely, the price of our common stock or warrants and trading volume could decline.

The trading market for our common stock may be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock or warrants would likely decline. If any analyst who may cover us was to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our common stock or warrants or trading volume to decline.

Sales of a substantial number of shares of our common stock following this offering may adversely affect the market price of our common stock and the issuance of additional shares will dilute all other stockholders.

Sales of a substantial number of shares of our common stock in the public market or otherwise following this offering, or the perception that such sales could occur, could adversely affect the market price of our common stock. After completion of this offering and the issuance of the common stock (assuming the maximum amount of $5 million is raised at the assumed offering price of $0.37 per share) there will be 22,972,645 shares of our common stock outstanding. In addition, our articles of incorporation permit the issuance of up to 900,000,000 total shares of common stock. Thus, we could issue substantial amounts of common stock in the future, which would dilute the percentage ownership held by the investors who purchase shares of our common stock in this offering.

Our issuance of common stock upon the exercise of options granted under our 2021 Equity Incentive Plan and our 2023 Omnibus Equity Incentive Plan may dilute all other stockholders.

We have issued options to purchase 2,202,000 shares of common stock under our 2021 Equity Incentive Plan and our 2023 Omnibus Equity Incentive Plan and we expect to issue options to purchase the remaining 98,000 shares of common stock in the future to officers, directors, employees and consultants under our 2023 Omnibus Equity Incentive Plan. Any such issuances of common stock underlying stock options may cause stockholders to experience dilution of their ownership interests and the per share value of our common stock to decline.

Our compliance with complicated U.S. regulations concerning corporate governance and public disclosure is expensive and diverts management’s attention from our core business, which could adversely affect our business, results of operations, and financial condition.

As a publicly reporting company, we are faced with expensive, complicated and evolving disclosure, governance and compliance laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and the Dodd-Frank Act, and, following this offering, Nasdaq rules. As a result of the complexity involved in complying with the applicable rules and regulations, our management’s attention may be diverted from other business concerns, which could harm our business, results of operations and financial condition. We may need to hire more personnel in the future or engage outside consultants, which will increase our operating expenses, to assist us in complying with these requirements.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest substantial resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from business operations to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business may be harmed.

25

Failure to maintain effective internal control over our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could cause our financial reports to be inaccurate.

We are required pursuant to Section 404 of the Sarbanes-Oxley Act (“Section 404”), to maintain internal control over financial reporting and to assess and report on the effectiveness of those controls. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Although we prepare our financial statements in accordance with accounting principles generally accepted in the United States, our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. If we fail to implement any required improvements to our disclosure controls and procedures, we may be obligated to report control deficiencies in which case, we could become subject to regulatory sanction or investigation. Further, these outcomes could damage investor confidence in the accuracy and reliability of our financial statements.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Our articles of incorporation and bylaws provide that we will indemnify our directors and officers, in each case to the fullest extent permitted by Utah law.

In addition, as permitted by the Utah Business Corporation Act, our bylaws and the indemnification agreements that we have entered into with our directors and officers provide that:

●	we will indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Utah law. Utah law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

●	we may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;

●	we are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

●	we will not be obligated pursuant to our bylaws to indemnify a person with respect to proceedings initiated by that person against us or our other indemnitees, except with respect to proceedings authorized by our board of directors (“Board”), or brought to enforce a right to indemnification;

●	the rights conferred in our bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons; and

●	we may not retroactively amend our bylaw provisions to reduce our indemnification obligations to directors, officers, employees and agents.

Limitations on liability and indemnification matters.

As permitted by the corporate laws of the state of Utah, our articles of incorporation include a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we will be required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. If we are required to indemnify, both for the costs of their defense in any action or to pay monetary damages upon a finding of a court or in any settlement, our business and financial condition could be materially and adversely affected.

26

USE OF PROCEEDS

We estimate that the net proceeds from sale of shares of common stock offered by us in this offering will be approximately $4.74 million (assuming an offering with gross proceeds of $5.0 million), assuming all shares of common stock offered are sold, after deducting estimated offering expenses payable by us. However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

The common stock purchase warrants issued in this offering will be exercisable commencing on the date that Warrant Stockholder Approval is obtained, if at all, provided, however, that, if the Pricing Conditions are met, then the common stock purchase warrants will be immediately exercisable. There is no guarantee that the Warrant Stockholder Approval will ever be obtained. In the event that we are unable to obtain Warrant Stockholder Approval, the common stock purchase warrants will not be exercisable and we will not receive any proceeds in connection with the exercise of the common stock purchase warrants, provided, however, that, if the Pricing Conditions are met, then the common stock purchase warrants will be immediately exercisable.

We intend to use the net proceeds of this offering for research and development activities, sales and marketing, and for general working capital purposes and potential acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated. We believe opportunities may exist from time to time to expand our current business through acquisitions or investments. While we have no current agreements, commitments or understandings for any specific acquisitions or investments, we may use a portion of the net proceeds for these purposes.

We believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will enable us to fund our operating expenses and capital expenditure requirements through at least the next twelve months from the date of this offering.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. Pending our application of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

27

MARKET FOR OUR SECURITIES

Market Information

Shares of our common stock and our warrants are listed on the Nasdaq Capital Market under the symbols “NCPL” and “NCPLW”.

Holders

As of November 10, 2023, there were 270 holders of record of our common stock and the last reported sale price of our common stock on the Nasdaq Capital Market was $ 0.37 per share on November 6, 2023.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer LLC with its business address at 237 W 37th Street, Suite 602, New York, NY 10018. Its telephone number is (212) 575-5757 and its email address is info@equitystock.com.

Securities Authorized for Issuance Under Equity Compensation Plans

We currently have 300,000 shares of common stock reserved for issuances under our 2021 Equity Incentive Plan. As of November 10, 2023, there are 252,000 options outstanding to purchase our common stock. The weighted average exercise price of these options is $10.50, the average term when issued was ten years and the options vest monthly on a straight-line basis over a 48-month period. In addition, we currently have 2,000,000 shares of common stock reserved for issuances under our 2023 Omnibus Equity Incentive Plan. As of November 10, 2023, there are 1,950,000 options outstanding to purchase our common stock. The weighted average exercise price of these options is $1.42, the average term when issued was ten years and the options vest monthly on a straight-line basis over a 48-month period.

28

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. There are currently no restrictions that limit our ability to declare cash dividends on our common stock.

CAPITALIZATION

The following table sets forth our capitalization:

●	on an actual basis as of July 31, 2023; and
●	on a pro forma basis to give effect to: (i) the issuance of 18,750 shares of common stock in October 2023 in connection with the purchase of a 10% interest in Caesar Media Group, Inc. and (ii) the issuance of 6,250 shares of common stock issued in October 2023 in connection with our acquisition of MSG Development Corp.
●	on an as adjusted basis to give effect to the issuance and sale by us of 13,513,513 shares of common stock at an assumed public offering price of $0.37 per share and accompanying common stock purchase warrants (assuming no sale of pre-funded warrants or exercise of the common stock purchase warrants being offered in this offering) and the receipt of $4,742,800 in aggregate net proceeds after deducting the estimated offering costs payable by us.

	As of July 31, 2023
Capitalization in U.S. Dollars	Actual	Pro Forma	Pro Forma As Adjusted (1)
Cash	$1,030,618	$1,030,618	$5,773,418
Current Debt
SBA loans	$1,885,800	$1,885,800	$1,885,800
Related party loans	15,000	15,000	15,000
Bank loan	34,324	34,324	34,324
Long-term debt
SBA Loans	500,000	500,000	500,000
Total Debt	2,435,124	2,435,124	2,435,124
Shareholders’ Equity
Common stock, $.001 par value, 900,000,000 authorized, 9,434,132, 9,459,132 and 22,972,645 shares issued and outstanding on an actual, pro forma and pro forma as adjusted basis, respectively	9,434	9,459	22,973
Shares to be issued	183,187	122,125	122,125
Additional paid-in capital	33,298,539	33,542,764	38,272,050
Retained earnings	4,974,225	4,974,225	4,974,225
Total shareholders’ equity	38,465,385	38,648,573	43,391,373
Total capitalization	$41,931,127	$42,114,315	$51,599,915

(1)	The number of shares of our common stock to be outstanding after this offering is based on 9,459,132 shares of our common stock outstanding as of November 10, 2023, excludes the following:

29

●	98,000 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan and our 2023 Omnibus Equity Incentive Plan;

●	252,000 shares of common stock issuable upon exercise of outstanding options with an exercise price of $10.50 per share;

●	1,950,000 shares of common stock issuable upon exercise of outstanding options with an exercise price of $1.42 per share; and

●	12,500 shares of common stock in connection with our acquisition of MSG Development Corp., of which 6,250 shares will be issued on each of October 31, 2024 and October 31, 2025.

Except as otherwise indicated herein, all information in this prospectus reflects or assumes:

●	no exercise of the outstanding options or warrants to be issued described above; and

●	no exercise of the common stock purchase warrants being offered in this offering.

Each $0.30 increase (decrease) in the assumed public offering price of $ 0.37 per share and accompany common stock purchase warrant would increase (decrease) the as adjusted amount of each of cash and cash equivalents, working capital, total assets and total stockholders’ equity by approximately $ 3,709,000 and $(3,750,000), respectively, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated offering expenses payable by us. Similarly, each increase (decrease) of 100,000 shares in the number of shares offered by us at the assumed public offering price of $ 0.37 per share and accompanying common stock purchase warrants would increase (decrease) the as adjusted amount of each of cash and cash equivalents, working capital, total assets and total stockholders’ equity by approximately $33,855.

30

OUR BUSINESS

Company Overview

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online from accredited and non-accredited investors. We give all investors the opportunity to access investments in private companies. Our model is disruptive to traditional private equity investing, which is based on Title III, Reg CF of the JOBS Act. In addition, we have recently expanded our model to include Reg A offerings. We generate fees from listing private companies on our funding portal located at www.netcapital.com. We also generate fees from advising companies with respect to their Reg A offerings posted on www.netcapital.com. Our consulting group, Netcapital Advisors provides marketing and strategic advice in exchange for cash fees and/or equity positions. Neither Netcapital Advisors, nor any Netcapital entity, is a broker-dealer, nor do any of such entities operate as a broker-dealer with respect to any Reg A offering listed on the www.netcapital.com website. The Netcapital funding portal is registered with the SEC, is a member of FINRA, and provides investors with opportunities to invest in private companies.

Our Business

We provide private companies with access to investments from accredited and non-accredited retail investors through our online portal located at www.netcapital.com, which is operated by our wholly-owned subsidiary, Netcapital Funding Portal, Inc. The Netcapital funding portal charges a $5,000 to $10,000 engagement fee a 4.9% success fee for capital raised at closing, and in certain instances a fee payable in equity from the issuer. In addition, the portal generates fees for other ancillary services, such as rolling closes. Netcapital Advisors generates fees and equity stakes from consulting in select portfolio and non-portfolio clients. With respect to its services for Reg A offerings, Netcapital Advisors charges a monthly flat fee for each month the offering is listed on the netcapital.com website as well as a nominal administrative flat fee for each investor that is processed on our website to cover out-of-pocket costs. We generated revenues of $1,519,809, with costs of service of $18,053, in the three months ended July 31, 2023 for a gross profit of $1,501,756 (consisting of $1,110,000 in equity securities for payment of services and $409,809 in cash based revenues, offset by $18,053 for costs of service) in the three months ended July 31, 2023 as compared to revenues of $1,340,573 with costs of service of $21,063 in the three months ended July 31, 2022 for a gross profit of $1,319,510 consisting of $1,025,000 in equity securities for the payment of services and $315,573 in cash based revenues, offset by $21,063 for costs of services) in the three months ended July 31, 2022. Our cash based gross profits as a percentage of gross profits were approximately 1.4% and 2.3%, respectively in the three month periods ended July 31, 2023 and 2022, collected from two (2) and one (1) entities( for which we performed administrative services) in which we own equity during such periods We generated revenues of $8,493,985, with costs of services of $85,038, in the year ended April 30, 2023 for a gross profit of $8,408,947 (consisting of $7,105,000 in equity securities for payment of services and $1,388,985 in cash based revenues, offset by $85,038 for costs of services) in in the year ended April 30, 2023 as compared to revenues of $5,480,835 with costs of services of $110,115 in the year ended April 30, 2022 for a gross profit of $5,370,720 (consisting of $3,375,000 in equity securities as payment for services and $2,105,835 in cash-based revenues, offset by 110,115 for costs of services) in the year ended April 30, 2022. Our cash based gross profits as a percentage of gross profits were approximately 1.64% and 0.93%, respectively, in the years ended April 30, 2023 and 2022, which were collected from two (2) and one (1) entities (for which we performed administrative services) in which we own equity during such periods. In fiscal 2023 and 2022, the average amount raised in an offering on the Netcapital funding portal was $128,170 and $369,478, respectively. The total number of offerings on the Netcapital funding portal in fiscal 2023 and 2022 that closed was 63 and 81, respectively, of which 13 and 17 offerings hosted on the Netcapital funding platform in fiscal 2023 and 2022, respectively terminated their listings without raising the required minimum dollar amount of capital. As of the date of this prospectus, we own minority equity positions in 19 portfolio companies that have utilized the funding portal to facilitate their offerings, which equity was received as payment for services.

Funding Portal

Netcapital.com is an SEC-registered funding portal that enables private companies to raise capital online, while investors are able to invest from almost anywhere in the world, at any time, with just a few clicks. Securities offerings on the Netcapital funding portal are accessible through individual offering pages, where companies include product or service details, market size, competitive advantages, and financial documents. Companies can accept investment from anyone, including friends, family, customers, employees, etc. Customer accounts on our platform will not be permitted to hold digital securities.

In addition to access to the funding portal, the Netcapital funding portal provides the following services:

● a fully automated onboarding process;

● automated filing of required regulatory documents;

● compliance review;

● custom-built offering page on our website;

● third party transfer agent and custodial services;

● email marketing to our proprietary list of investors;

● rolling closes, which provide potential access to liquidity before final close date of offering

● assistance with annual filings; and

● direct access to our team for ongoing support.

Consulting Business

Our consulting group, Netcapital Advisors, helps companies at all stages to raise capital. Advisors provides strategic advice, technology consulting and online marketing services to assist with fundraising campaigns on the Netcapital platform. We also act as an incubator and accelerator, taking equity stakes in select disruptive start-ups. In the instances where we take equity stakes in a company, such interests are of the same class of securities that are offered on the Netcapital platform.

31

Netcapital Advisors’ services include:

● incubation of technology start-ups;

● investor introductions;

● digital marketing;

● website design, software and software development;

● message crafting, including pitch decks, offering pages, and ad creation;

● strategic advice; and

● technology consulting

Valuation Business

Our valuation group, MSG Development Corp., prepares valuations.

The valuation services include:

● business valuations;

● fairness and solvency opinions;

● ESOP feasibility and valuation;

● non-cash charitable contributions;

● economic analysis of damages;

● intellectual property appraisals; and

● compensation studies.

Regulatory Overview

In an effort to enhance economic growth and to democratize access to private investment opportunities, Congress finalized the Jumpstart Our Business Startups Act (JOBS Act) in 2016. Title III of the JOBS Act enabled early-stage companies to offer and sell securities to the general public for the first time. The SEC then adopted Reg CF in order to implement the JOBS Act’s crowdfunding provisions.

Reg CF has several important features that changed the landscape for private capital raising and investment. For the first time, this regulation:

●	Allowed the general public to invest in private companies, no longer limiting early-stage investment opportunities to less than 10% of the population;

●	Enabled private companies to advertise their securities offerings to the public (general solicitation); and

●	Conditionally exempted securities sold under Section 4(a)(6) from the registration requirements of the Exchange Act.

The SEC had also adopted rules to implement Section 401 of the Jumpstart Our Business Startups (JOBS) Act by expanding Reg A into two tiers:

●	Tier 1, for securities offerings of up to $20 million in a 12-month period; and

●	Tier 2, for securities offerings of up to $75 million in a 12-month period.

In addition, Reg A allows companies that are subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act to use Reg A. Further, Reg A also enables issuers to raise funds from non-accredited investors and accredited investors.

Our Market

The traditional funding model restricts access to capital, investments and liquidity. According to Harvard Business Review, VCs invest in fewer than 1% of the companies they consider and only 10% of VC meetings are obtained through cold outreach. In addition, only 2% of VC funding went to women in 2022, according to PitchBook, while only 1% went to black-owned firms, according to TechCrunch.

Furthermore, under the traditional model, the average investor lacked access to early-stage investments. Prior to the JOBS Act, almost 90% of U.S. households were precluded from investing in private deals, per dqydj.com. Liquidity has also been an issue, as private investments are generally locked up until IPO or takeout.

The JOBS Act helped provide a solution to these issues by establishing the funding portal industry which is currently in its infancy. Title III of the JOBS Act outlines Reg CF, which traditionally allowed private companies to raise up to $1.235 million from all Americans. In March 2021, regulatory enhancements by the SEC went into effect and increased the limit to $5 million. These amendments increased the offering limits for Reg CF, Reg A and Regulation D Rule 504 offerings as follows; Reg CF increased to $5 million, Regulation D, Rule 504 increased to $10 million from $5 million; and Reg A Tier 2 increased to $75 million from $50 million.

There was $494 million raised via Reg CF in 2022, according to Crowdwise. We believe a significant opportunity exists to disrupt private capital markets via the Netcapital portal.

Private capital markets reached $12 trillion by the first half of 2022, per McKinsey. Within this market, private equity represents the largest share, with assets in excess of $3 trillion and a 10-year CAGR of 10%. Since 2000, global PE net asset value has increased almost tenfold, nearly three times faster than the size of the public equity market. Both McKinsey and Boston Consulting Group predict that this strong growth will continue, as investors allocate increasing amounts to private equity, due to historically higher returns and lower volatility than public markets. In addition, Boston Consulting Group estimates that there are $42 trillion held in retail investment accounts, which we believe represents a large pool of potential account holders for us.

32

Our Technology

The Netcapital platform is a scalable, real-time, transaction processing engine that runs 24 hours a day, seven days a week. For companies raising capital, the technology provides fully automated onboarding with integrated regulatory filings. Funds are collected from investors and held in escrow until the offering closes.

For entrepreneurs, the technology facilitates access to capital at low cost. For investors, the platform provides access to investments in private, early-stage companies that were previously unavailable to the general public. Both entrepreneurs and investors can track and view their investments through their dashboard on netcapital.com. As of the date of this prospectus, the platform has approximately 116,000 users.

Scalability was demonstrated in November 2021, when the platform processed more than 2,000 investments in less than two hours, totaling more than $2 million.

Our infrastructure is designed in a way that can horizontally scale to meet our capacity needs. Using Docker containers and Amazon ECS, we are able to automate the creation and launch of our production web and API endpoints in order to replicate them as needed behind Elastic Load Balancers (ELBs).

Additionally, all of our public facing endpoints live behind CloudFlare to ensure protection from large scale traffic fluctuations (including DDoS attacks).

Our main database layer is built on Amazon RDS and features a Multi-AZ deployment that can also be easily scaled up or down as needed. General queries are cached in our API layer, and we monitor to optimize very complex database queries that are generated by the API. Additionally, we cache the most complex queries (such as analytics data) in our NoSQL (Mongo) data store for improved performance.

Most of our CPU intensive data processing happens asynchronously through a worker/jobs system managed by AWS ElastiCache’s Redis endpoint. This component can be easily fine-tuned for any scale necessary.

The technology necessary to operate our funding portal is licensed from our affiliate, Netcapital DE LLC under a license agreement with our wholly-owned subsidiary Netcapital Funding Portal Inc., where we have the exclusive right to use the technology with respect to our funding portal, for an annual license fee of $380,000 paid in quarterly installments.

Proposed ATS Relationship

We believe that lack of liquidity is a key issue for investors in private companies in our targeted market. We also recognize that secondary trading of securities in private companies is subject to extensive regulation and oversight. Such regulation and oversight includes, but is not limited to, the need to be a registered broker-dealer that is licensed to operate an alternative trading system (“ATS”), or to partner with an entity that is licensed to do so. In order to try to address what we believe is a large, unmet need, our wholly-owned subsidiary, Netcapital Systems LLC, a Utah limited liability company (“Netcapital UT LLC”), entered into a software license and services agreement on January 2, 2023 (the “Templum License Agreement”) with Templum Markets LLC (“Templum”), to provide issuers and investors on the Netcapital platform with the potential for greater distribution and liquidity. Templum is a company that provides capital markets infrastructure for trading private equity securities, and operates an alternative trading system (“ATS”) with approval in 53 U.S. states and territories for the trading of unregistered or private securities. We are currently working with Templum to design the software required to allow issuers and investors on the Netcapital platform to access the Templum ATS in order to engage in secondary trading of securities in a regulatorily compliant manner. The operation of the Templum ATS, however, remains subject to extensive regulation and oversight. Accordingly, any regulatory delays or objections will result in delays in our ability to launch the proposed platform. While we are currently working with Templum on the design of the required software to enable the access to secondary trading on the Templum ATS, no assurance can be given as to when, or if, we will be able to successfully complete this project in order to enable access to a secondary trading feature.

33

Competitive Advantages

Based upon publicly available information either published on the websites of our peer group (StartEngine Crowdfunding, Inc., Wefunder Inc.and Republic Core LLC) or included in offering statements of issuers hosted on such offering platforms, we believe that we provide the lowest cost solution for online capital raising. We also believe, based upon our facilitated technology platform, our strong emphasis on customer support, and feedback received from clients that have onboarded to our platform, that our access and onboarding of new clients are superior as compared to our peer group. Our network continues to rapidly expand as a result of our enhanced marketing and broad distribution to reach new investors.

Other competitors include StartEngine Crowdfunding, Inc., Wefunder Inc., and Republic Core LLC. We believe that given the rapid growth in the industry and its potential to disrupt the multi-billion dollar private capital market, there is sufficient room for multiple players.

Our Strategy

Three major tailwinds are driving accelerated growth in the shift to the use of online funding portals: (i) the COVID-19 pandemic; (ii) the increase in funding limits under Reg CF; and (iii) the recent private equity outperformance of public markets. The pandemic drove a rapid need to bring as many processes as possible online. With travel restrictions in place and most people in lockdown, entrepreneurs were no longer able to fundraise in person and have increasingly turned to online capital raising through funding portals.

There are numerous industry drivers and tailwinds that complement investor demand for access to investments in private companies. To capitalize on these, our strategy is to:

●	Generate New Investor Accounts. Growing the number of investor accounts on our platform is a top priority. Investment dollars continuing to flow through our platform are the key revenue driver. When issuers advertise their offerings, they are generating new investor accounts for the Netcapital funding platform at no cost to us. We plan to supplement our issuers’ spend on advertising by increasing our online marketing spend as well, which may include virtual conferences going forward.

●	Hire Additional Business Development Staff. We seek to hire additional business development staff that is technology and financially passionate about capital markets to handle our growing backlog of potential customers.

●	Increase the Number of Companies on Our Platform via Marketing. When a new company lists on our platform, they bring their customers, supporters, and brand ambassadors as new investors to Netcapital. We plan to increase our marketing budget to help grow our portal and advisory clients.

●	Invest in Technology. Technology is critical to everything that we do. We plan to invest in developing innovative technologies that enhance our platform and allow us to pursue additional service offerings.

●	Incubate and Accelerate Our Advisory Portfolio Clients. The advisory portfolio and our equity interests in select advisory clients represent potential upside for our shareholders. We seek to grow this model of advisory clients.

●	Expand Internationally. We believe there is a significant opportunity to expand the marketing of the Netcapital funding platform and the services we offer into Europe and Asia as an appetite abroad grows for U.S. stocks.

●	Provide a secondary transfer feature. We believe that lack of liquidity is a key issue for investors in private companies in our targeted market. Accordingly, we are exploring ways in which we can provide our clients with the ability to access a secondary trading feature. In January 2023, we entered into the Templum License Agreement to provide issuers and investors on the Netcapital platform with the potential for greater distribution and liquidity. Templum is an operator of an ATS with approval in 53 U.S. states and territories for the trading of unregistered or private securities to provide issuers and investors on the Netcapital platform with the potential for greater distribution and liquidity. We are currently working with Templum on the design of the required software to enable issuers and investors on the Netcapital funding platform the ability to access the Templum ATS in order to engage in secondary trading of securities. We believe a secondary trading feature could drive additional issuers and investors to our funding portal thereby potentially increasing our revenues.

●	New Verticals Represent a Significant Opportunity. We operate in a regulated market supported by the JOBS Act. We may pursue expansion to our model to include Reg A and Regulation D offerings.

34

Our Management

Our management team is experienced in finance, technology, entrepreneurship, and marketing.

Martin Kay is our CEO and a director. He was previously a Managing Director at Accenture Strategy, from October 2015 to December 2022 and holds a BA in physics from Oxford University and an MBA from Stanford University Graduate School of Business. Mr. Kay is an experienced C-suite advisor and digital media entrepreneur, working at the intersection of business and technology. His experience includes oversight of our funding portal when he served on the board of managers of Netcapital DE LLC from 2017 to 2021.

Coreen Kraysler, CFA is our CFO. With over 30 years of investment experience, she was formerly a Senior Vice President and Principal at Independence Investments, where she managed several 5-star rated mutual funds and served on the Investment Committee. She also worked at Eaton Vance as a Vice President, Equity Analyst on the Large and Midcap Value teams. She received a B.A. in Economics and French, cum laude from Wellesley College and a Master of Science in Management from MIT Sloan.

Jason Frishman is our Founder and former chief executive officer of our funding portal subsidiary, Netcapital Funding Portal Inc. Mr. Frishman founded Netcapital Funding Portal Inc. to help reduce the systemic inefficiencies early-stage companies face in securing capital. He currently holds advisory positions at leading organizations in the financial technology ecosystem and has spoken as an external expert at Morgan Stanley, University of Michigan, YPO, and others. Jason has a background in the life sciences and previously conducted research in medical oncology at the Dana Farber Cancer Institute and cognitive neuroscience at the University of Miami.

Key Metrics of our Funding Portal

The Netcapital funding portal is registered with the SEC and is a member of FINRA.

●	111,716 investor accounts
●	357 offerings launched
●	231 offerings funded
●	$58.5 million raised through the platform

For the three-month period ended July 31, 2023, the Company had one customer, AceHedge LLC that constituted 37% of revenues and a second customer, Fantize LLC that constituted 37% of revenues. For the three-month period ended July 31, 2022, the Company had one customer, Dark LLC, that constituted 52% of its revenues and a second customer, Netwire LLC that constituted 24% of its revenues. For the year ended April 30, 2023, the Company had one customer, Dark LLC, that constituted 25% of its revenues, and four customers (HeadFarm LLC, CountSharp LLC, CupCrew LLC, and RealWorld LLC) that each constituted 14% of its revenues. For the year ended April 30, 2022, the Company had one customer, Reper LLC, that constituted 22% of its revenues, a second customer, CustCorp., that constituted 22% of its revenues, and a third customer, Netwire LLC, that constituted 18% of its revenues. We had no prior direct or indirect ownership in these issuers prior to their offerings on the funding portal. All of the above issuers paid in full for our services with equity securities, except for AceHedge LLC and Fantize LLC which each have a remaining receivable payable to us of $555,000. As of the date of this prospectus, we own minority equity positions in 19 portfolio companies that have utilized the funding portal to facilitate their offerings, which equity was received as payment for services.

*data as of July 31, 2023

35

Business Model

The Netcapital funding portal charges a 4.9% success fee for capital raised through the platform, as well as engagement and other fees. Netcapital Advisors generates fees from consulting, and the equity stakes we take in select technology companies provide optionality through possible exits, such as a sale or an initial public offering.

Proposed ATS Relationship

We currently do not operate or maintain a secondary market for securities of any issuers, and, except as described below, we have no agreements, understandings or arrangements with any parties to do so.

On January 2, 2023, we entered into the Templum License Agreement with Templum, to provide issuers and investors on the Netcapital platform with the potential for greater distribution and liquidity. Templum is a company that provides capital markets infrastructure for trading private equity securities, and operates an ATS with approval in 53 U.S. states and territories for the trading of unregistered or private securities. Both Netcapital and users of the Netcapital platform that access and use the Templum ATS to facilitate trading of securities are customers of Templum and will pay fees to Templum (as more fully described below). In the case of Netcapital, fees will be paid to Templum for the right to license Templum’s software, and in the case of users of the Netcapital platform that access and use the Templum ATS to facilitate trading of securities, fees will be paid to Templum by such users for trading in securities.

The Templum License Agreement is intended to provide users of the Netcapital platform with access to a customized marketplace for the trading of private securities issued under an exemption to the Securities Act. Templum operates an ATS under the provisions of Regulation ATS. The Templum License Agreement is for an initial term of three (3) years and will automatically renew for consecutive terms of one (1) year unless (i) either party upon at least ninety (90) days prior to the expiration of the initial term or then-current renewal term, provides written notice to the other party of its intention not to renew, in which case the agreement and the applicable order and technology services and pricing outline will expire, as the case may be, at the end of the then current initial term or renewal term; or (ii) either party terminates the agreement pursuant to and in accordance with the terms and conditions set forth in the agreement. We paid Templum an implementation fee upon signing of the Agreement.

The Templum License Agreement grants us a limited, revocable, non-exclusive, non-transferable, and non-sublicensable right and license to use Templum’s software and to provide our users access to the software. Pursuant to the Templum License Agreement, Templum has agreed to be our exclusive registered crowdfunding platform partner, and that Templum shall not provide services to any third-party whose primary business is providing services as a registered crowdfunding platform except as noted in the agreement. We agreed to pay Templum a discounted license fee in year 1, and a standard license fee in years 2 and 3. After conclusion of the initial 3-year term, the annual license fee will increase by the greater of CPI+3% or 5% for each renewal term.

The Templum arrangement is intended to enable users that may seek to execute secondary market trades to engage with Templum and the Templum ATS. The ability to engage with the Templum ATS and to execute any trades will be made possible via APIs in our software that will facilitate communication between users of our platform and the Templum ATS. Other than through APIs in the Netcapital Systems software, we do not expect to have any contact or interaction with users when they are executing secondary market trades via the Templum ATS. All matching of orders and secondary market trades will be executed by the Templum ATS. The Netcapital funding portal will perform no activities with respect to the Templum ATS, and neither Netcapital nor its employees will have any ability to perform matching of trades or take any action with respect to customer orders on the Templum ATS; they will, however, have access to information and logs of customer activity. For example, Netcapital and its employees will be able to view the following information (without any ability to act on such information): (i) all securities in the marketplace, including security data; (ii) all investor orders and trades for all securities; (iii) market data history per security; (iv) investor balances, current and historical, per security and (v) configured market trading hours per security and globally. In addition, users of the Templum ATS will have the ability to view all information with respect to their securities, including recent trades and will be able to place binding orders for available securities on the Templum ATS.

It is currently contemplated that the secondary trading function to be made available to users of our platform will function as follows: when a user of the Netcapital platform desires to execute a secondary market trade, it can click on a trade order button on the user dashboard from the netcapital.com website which will facilitate communication between users of the Netcapital Systems platform and the Templum ATS., Templum will then complete its know-your-customer (“KYC”) and anti-money laundering (“AML”) verifications (Netcapital will have no obligation with respect to these or other compliance efforts with respect to use of the Templum ATS).The Templum ATS may then accept or deny any user orders, at which time Templum will create an account on the Templum ATS for such user, and proceed to seek to identify two orders (bid/ask) matching at the desired price level. Once an order has been submitted, it will be displayed on the Templum order book on the netcapital.com website. Thereafter, when a submitted order request has been matched by the Templum ATS, the Templum ATS will then communicate instructions to the bank and custodian that have been designated by Templum and the issuer to serve as escrow agent and custodial agent, respectively, who will, in turn, notify the buyer and seller, so that the process of settling the transaction between the two proposed parties can be completed by the respective parties.

It is currently contemplated that users of the Nectcapital platform that access the Templum ATS will pay Templum a fee equal to 1% of the gross proceeds of any completed trade. Netcapital will not receive any portion of the fees paid to Templum by users of the Nectcapital platform that access the Templum ATS to list or trade their securities. Access to the Templum ATS by users of the Netcapital platform is presently intended to facilitate only trades in securities that were acquired by users of the Nectcapital platform through purchases on the Netcapital platform. This feature may, however, in the future be expanded to include other securities that may be legally traded, subject to compliance with existing regulations.

36

We are currently working with Templum to design the software required to allow issuers and investors on the Netcapital platform to access the Templum ATS in order to engage in secondary trading of securities in a regulatorily compliant manner. The operation of the Templum ATS, however, remains subject to extensive regulation and oversight. Accordingly, any regulatory delays or objections will result in delays in our ability to launch the proposed platform. While we are currently working with Templum on the design of the required software to enable the access to secondary trading on the Templum ATS, no assurance can be given as to when, or if, we will be able to successfully complete this project in order to enable access to a secondary trading feature.

The launch of this feature remains subject to internal testing, compliance with applicable regulatory requirements, the launch of a beta (testing) version to a closed group of users for testing before any final launch is made to the public, and Templum’s approval. Milestones required to launch the platform include, but are not limited to, plug-in of Templum’s KYC and AML requirements to enable interested users to directly send to the Templum ATS any KYC/AML information required by Templum for review and approval, as well as the launch of a beta version to a closed group of users. Our goal is to launch the beta version in the fourth quarter of 2023, however, we do not know when, or if, this feature will be fully completed and launched, as there are many details that remain to be completed.

The operation of the Templum ATS is subject to extensive regulation and oversight. Accordingly, any regulatory delays or objections will result in delays in our ability to launch the proposed platform. In addition, because we cannot easily switch between operators of secondary trading platforms of this nature, any disruption of or interference, whether due to regulatory issues or natural disasters, cyber-attacks, terrorist attacks, power losses, telecommunications failures, or other similar events, would impact our operations and may adversely affect the ability of issuers and investors to utilize this platform. There is no obligation for Templum to renew its agreements with us on commercially reasonable terms or at all.

Institutions and individual investors may face significant risk when buying securities on our proposed secondary trading platform. These risks include the following:

●	private companies are not required to make periodic public filings, and therefore certain capitalization, operational and financial information may not be available for evaluation;

●	an investment may only be appropriate for investors with a long-term investment horizon and a capacity to absorb a loss of some or all of their investment;

●	the securities, when purchased, are generally highly illiquid, are often subject to further transfer restrictions, and no public market exists for such securities; and

●	transactions may fail to settle, which could harm our reputation.

Further, we may become involved in disputes and litigation matters between customers with respect to transactions on our proposed secondary trading platform. There is a risk that clients may increasingly look to us to make them whole for delayed and/or broken trades. Customers may litigate over a failure of sellers to deliver securities or over the untimely deliveries of securities. Any litigation to which we are a party could be expensive and time consuming, regardless of the ultimate outcome, and the potential costs and risks of such litigation may incentivize us to settle, which could harm our reputation or have a material adverse effect on our business or results or operations.

We estimate that the cost for developing this platform will not exceed $1.0 million, most of which has already been incurred and consists of salaries or fees paid to engineers and consultants. We have and continue to pay these expenses from our working capital. We do not currently have a revenue model associated with the sales of securities on the proposed ATS. However, we may seek incorporate this revenue model in the future, provided that we determine any such revenue model is in strict compliance with all regulatory guidelines.

We currently anticipate that we will also be able to sell our interests in any portfolio company using the Templum ATS provided such sales are made in a regulatorily compliant matter. We expect to place a restriction on any sales during any period in which an issuer is offering its securities for sale on the Netcapital funding platform. In addition, securities issued in a Reg CF transaction generally cannot be resold for a period of one year, unless the securities are transferred: (1) to the issuer of the securities; (2) to an “accredited investor”; (3) as part of an offering registered with the SEC; or (4) to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.. Accordingly, any shares owned by us would also be subject to these restrictions. Additional restrictions may be implemented, and there can be no assurance that we will ever sell any of our interests in any portfolio company using the Templum ATS. Further, our insider trading policy prohibits all of our employees, officers, consultants and directors from buying or selling securities while in possession of material non-public information and all such parties are also required to maintain strict confidentiality of all such information. In addition, in order to maintain compliance with our insider trading policies, any affiliate or employee seeking to trade securities in any issuer listed on the funding portal must receive prior approval and clearance from our Chief Financial Officer and all such requests for clearance will be documented and maintained with our compliance department.

Our Netcapital funding portal is currently registered with the SEC and is a member of FINRA. For so long as we continue to operate our Netcapital platform solely for primary offerings by issuers under Reg CF, we believe that we are not required to register under Regulation ATS.

37

Industry Tailwinds

Two major tailwinds are driving accelerated growth in the shift to digital fundraising: the COVID-19 pandemic and regulatory enhancements to the Jobs Act. The pandemic drove a rapid need to bring as many processes as possible online. With travel restrictions in place and most people in lockdown, entrepreneurs were no longer able to fundraise in person and have increasingly turned to online capital raising through funding portals.

In addition, exempt offering regulatory enhancements proposed by the SEC in 2020 went into effect in March 2021. These amendments increased the offering limits for Reg CF, Reg A and Rule 504 of Regulation D offerings as follows: the Reg CF limit increased to $5 million from $1.07 million, every twelve months. Rule 504 of Regulation D moved to $10 million from $5 million and Reg A Tier 2 rose to $75 million from $50 million.

Investment Portfolio

A key part of our story involves the potential value creation driven by our portfolio companies. In our portfolio, we focus on companies with emerging, disruptive technologies. A partial list of our investment portfolio is described below. In addition to the risks inherent to being start-up companies in need of capital, each of our portfolio companies faces a unique set of risks inherent to its business and industry, some of which are set forth below. To the extent that any of such companies are not successful, the value of our holdings in such company may decrease which, in turn, would have a negative effect on our business, results of operations and financial condition. In order to monetize the value of our holdings in any of these portfolio companies, we would have to either receive dividends from any of such companies or dispose of our holdings in such company. To date, we have realized proceeds from the sale of only one of such holdings. Specifically, we sold 606,060 shares of KingsCrowd Inc. in June 2022 for cash proceeds of $200,000.

KingsCrowd

Industry: Fintech

Used by over 300,000 investors to vet startup investments, KingsCrowd Inc. (“KingsCrowd”) is a leader in ratings and analytics for online private markets. The company aggregates, analyzes, and rates companies raising on platforms like Netcapital to help investors make more informed decisions.

Risks related to an investment in KingsCrowd include, but are not limited to the following:

●	Many of the key responsibilities of KingsCrowd’s business have been assigned to one individual, and its ability to implement adequate internal controls depends, in part, on its ability to attract trained professional staff that allows it to segregate duties among several individuals.
●	KingsCrowd may become subject to any number of laws and regulations that may be adopted with respect to the Internet and electronic commerce; and
●	.KingsCrowd’s success depends in part on its ability to grow and take advantage of efficiencies of scale;

38

ChipBrain

Industry: AI

Effective communicators close more deals. ChipBrain LLC’s (“ChipBrain”)emotionally intelligent AI assistant provides real-time emotion, tone, and facial expression feedback in live conversations across text, voice, and video. Taking the guesswork out of identifying conversational cues, the company’s technology enables sales professionals to see at a glance how they are coming across to customers.

Risks related to an investment in ChipBrain include, but are not limited to the following:

●	ChipBrain’s future growth depends to a large extent on its ability to effectively anticipate and adapt to customer requirements and offer services that meet customer demands;
●	The failure to attract and retain key employees could hurt the business, and the management team does not have extensive experience in the operation of businesses such as ChipBrain; and
●	An intentional or unintentional disruption, failure, misappropriation or corruption of its network and information systems could severely affect its business.

Zelgor

Industry: Mobile Games

Backed by famous venture capitalist Tim Draper, Napster’s founder, Shawn Fanning, and co-creator of Guitar Hero, Kai Huang, Zelgor Inc. (“Zelgor”) is an interactive entertainment company featuring a new species of rambunctious alien characters called The Noobs. The Noobs are a unique and original intellectual property introduced to the world through mobile games, multimedia content, and strategic partnerships.

Risks related to an investment in Zelgor include, but are not limited to the following:

●	Many of the key responsibilities of Zelgor’s business have been assigned to four individuals;
●	Zelgor may become subject to any number of laws and regulations that may be adopted with respect to the Internet and electronic commerce; and
●	The business of mobile applications is competitive and is expected to become increasingly competitive in the future.

MustWatch

Industry: Technology

MustWatch LLC (“MustWatch”) brings your friends and favorite shows together all in one place. The Watch Party app makes it easy to find new shows, see what your friends are watching, and recommend great shows to each other. The company’s platform delivers targeted show recommendations based on the television viewing tastes of users’ friends and family. It’s not a single streaming platform’s media catalog, but a cross-platform television guide, crowdsourced from your friends and family.

Risks related to an investment in MustWatch include, but are not limited to the following:

●	MustWatch’s inability to use software licensed from third parties, or to use open source software under license terms that interfere with its proprietary rights, could disrupt its business;
●	The business depends on continued, unimpeded access to the Internet by MustWatch and its users, but Internet access providers and Internet backbone providers may be able to block, degrade or charge for access to or bandwidth use of certain of our products and services, which could lead to additional expenses and the loss of users; and
●	Failure to comply with laws and contractual obligations related to data privacy and protection could have a material adverse effect on the business, financial condition and operating results of MustWatch.

C-Reveal Therapeutics

Industry: Cancer Immunotherapy

C-Reveal Therapeutics’s (“C-Reveal”)proprietary technology, developed at Massachusetts General Hospital and Harvard University, helps the body’s immune system to identify and destroy cancer cells by inhibiting key enzymes that conceal the disease. This patent pending approach is designed to improve the efficacy of treating a broad range of cancers.

Risks related to an investment in C-Reveal include, but are not limited to the following:

●	It may not be able to secure and maintain relationships with research institutions and clinical investigators that are capable of conducting and have access to necessary patient populations for the conduct of C-Reveal’s clinical trials;
●	C-Reveal’s product development programs will be based on novel technologies and are inherently risky; and
●	C-Reveal’s clinical trials may not be successful.

Hiveskill LLC

Industry: AI

The product is an AI-powered database and CRM hybrid that uses data and emotionally intelligent AI to boost direct one-to-one marketing efforts. It also provides specialized experts who know how to leverage your company’s data.

Risks related to an investment in Hiveskill LLC (“Hiveskill”) include, but are not limited to the following:

●	Competition in the markets in which Hiveskill competes could prevent it from generating or sustaining revenue growth and generating or maintaining profitability;
●	Hiveskill operates in an emerging market that is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products, and continuing and rapid technological advancement; and
●	Maintaining its reputation is critical to Hiveskill’s ability to attract and retain clients, and any failure, or perceived failure, to appropriately operate its business or deal with matters that give rise to reputation risk may materially and adversely harm the business, prospects and results of operations

39

ScanHash LLC

Industry: AI

With the click of a button and the wallet owner’s permission, ScanHash LLC’s (“ScanHash”) innovative program launches and immediately integrates with customers’ technology systems to search for clues and traces of their private key, digital wallets and other crypto-enabling logs and records. Thanks to ScanHash’s proprietary digital forensics technology, recovering lost cryptocurrency is affordable, accessible, and safe.

Risks related to an investment in ScanHash include, but are not limited to the following:

●	Those related to health epidemics and other outbreaks, which could significantly disrupt ScanHash’s operations and could have a material adverse impact on ScanHash.
●	Any valuation at this stage is difficult to assess; and
●	Investing in early-stage companies is very risky and highly speculative.

Caesar Media Group, Inc.

Industry: Marketing

Caesar Media Group, Inc. (“Caesar Media’) is an advanced marketing and technology solutions provider. Caesar Media Group is designed to leverage its technology and data to provide lead generation, search engine optimization (SEO) website development, project development, digital marketing, content management, customer service, and sales management.

Risks related to an investment in Caesar Media include, but are not limited to the following:

●	Caesar Media has a ability to prevent competitors from marketing similar products or services; and
●	Third parties may infringe on its technology.

The following table summarizes the components of investments as of July 31, 2023 and April 30, 2023:

	July 31, 2023	April 30, 2023

Netcapital DE LLC	$48,128	$48,128
MustWatch LLC	440,000	440,000
Zelgor Inc.	1,400,000	1,400,000
ChipBrain LLC	3,366,348	3,366,348
Vymedic Inc.	11,032	11,032
C-Reveal Therapeutics LLC	50,000	50,000
Deuce Drone LLC	2,350,000	2,350,000
Hiveskill LLC	712,500	712,500
ScanHash LLC	425,000	425,000
Caesar Media Group Inc.	1,815,939	1,632,751
Cust Corp.	1,200,000	1,200,000
Reper LLC	1,200,000	1,200,000
Dark LLC	2,100,000	2,100,000
Netwire LLC	1,300,000	1,300,000
CountSharp LLC	1,170,000	1,170,000
CupCrew LLC	1,170,000	1,170,000
HeadFarm LLC	1,170,000	1,170,000
RealWorld LLC	1,170,000	—
KingsCrowd Inc.	3,209,685	3,209,685
Total Investments at fair value	$24,308,632	$22,955,444

40

Investment Portfolio Company Progress

KingsCrowd Inc., a fintech company that provides ratings and analytics for online private markets, grew their subscriber base to 350,000, generated almost half a million in revenues last year, rated over half a billion dollars in transactions with their proprietary rating algorithm, and just launched a $15 million Reg A+ round at a $45 million pre-money valuation.

MustWatch launched their television show recommendation app in the Apple app store, which has been awarded a 5-star rating by users. They also added acclaimed Hollywood producer and screenwriter Jason Keller to their team. Keller brings nearly two decades of experience in the film and entertainment industry to the MustWatch team. Most recently Keller wrote the Oscar winning film Ford vs. Ferrari (starring Christian Bale and Matt Damon) which was nominated for four Academy Awards, including Best Picture. His other notable writing credits include Mirror, Mirror (starring Julia Roberts), Escape Plan (starring Arnold Schwarzenegger and Sylvester Stallone) and Machine Gun Preacher (starring Gerard Butler), as well as an executive producer for the fifth movie in the Die Hard franchise, A Good Day to Die Hard (starring Bruce Willis).

Zelgor completed a stability test launch of their first mobile game, Noobs in Space, and generated thousands of downloads in the first 48 hours. They sold out their recent offering on the Netcapital platform.

ChipBrain, which develops emotionally intelligent artificial intelligence (“AI”), has built out their core machine learning models and performed pilot programs with multiple customers. With the help of Netcapital Advisors, the Company sold out two rounds of financing on Netcapital, and just closed a venture round at a $20 million pre-money valuation.

Working with Netcapital Advisors, C-Reveal raised over $1 million on the Netcapital platform, and then closed a $3 million venture round.

Financial Highlights Fiscal 2023 and First Quarter Fiscal 2024

●

Revenue growth of 55% year-over-year to $8.5 million in fiscal 2023 as compared to $5.5 million in fiscal 2022.

Revenue growth of 13% year-over-year to $1.5 million, compared to revenue of $1.3 million in the first quarter of fiscal year 2023.

●

Operating income of $2.3 million in fiscal 2023 compared to an operating loss of $1.0 million in fiscal year 2022.

Operating loss of $749,020 in the first quarter of fiscal 2024, as compared to operating income of $6,670 in the first quarter of fiscal 2023.

●	Paid down $1,350,000 in debt, closed two underwritten public offering for aggregate gross proceeds of $6.7 million, and uplisted to Nasdaq in July 2022.

Marketable Securities

We have, from time to time, received equity securities in exchange for consulting work. All investments are initially measured at cost and are evaluated each quarter for changes in estimated fair value.

Competition

We compete with a number of public and private companies that provide assistance with capital raising, strategy, technology consulting, and digital marketing. Most of our competitors have significant financial resources and occupy entrenched positions in the market with name-brand recognition. The majority of our capital raising and digital marketing business is on the Internet.

41

The barriers to entry into most Internet markets are relatively low, making them accessible to a large number of entities and individuals. We believe the principal competitive factors in our industry that create certain barriers to entry include, but are not limited to reputation, technology, financial stability and resources, proven track record of successful operations, critical mass, and independent oversight and transparency of business practices. While these barriers will limit those able to enter or compete effectively in the market, it is likely that new competitors as well as laws and regulations of governmental authority will be established in the future, in addition to our known current competitors.

We face significant competition in every aspect of our business, including from companies that facilitate online capital formation and the sharing of content and information, companies that enable marketers to display advertising, companies that distribute video and other forms of media content, and companies that provide development platforms for applications developers. We compete to attract, engage, and retain customers, to attract and retain marketers, and to attract and retain developers to build compelling applications that integrate with our products.

Increased competition from current and future competitors may in the future materially adversely affect our business, revenues, operating results and financial condition.

Government Regulation

We are subject, both directly and indirectly, to various laws and regulations relating to our business. If any of the laws are amended, compliance could become more expensive and directly affect our income. We intend to comply with such laws, but new restrictions may arise that could materially adversely affect our Company. Specifically, the SEC regulates our funding portal business, and our funding portal is also a member of FINRA and is regulated by FINRA. We are also subject to the USA Patriot Act of 2001, which contains anti-money laundering and financial transparency laws and mandates various regulations applicable to financial services companies, including standards for verifying client identification at account opening, and obligations to monitor client transactions and report suspicious activities. Anti-money laundering laws outside of the United States contain some similar provisions. Our failure to comply with these requirements as applicable to us could have a material adverse effect on us.

Employees

As of November 10, 2023, the Company had three members of its senior corporate personnel. As of November 10, 2023, we had approximately 40 employees, all of which were full time. None of our employees are unionized or covered by collective bargaining agreements, and we consider our current employee relations to be good.

Corporate History and Information

The Company was incorporated in Utah in 1984 as DBS Investments, Inc. (“DBS”), merged with Valuesetters L.L.C. in December of 2003 and changed its name to Valuesetters, Inc. In November 2010, the Company purchased NetGames.com to drive subscription revenue through online games such as chess.net. In the summer of 2017, Dr. Cecilia Lenk and Coreen Kraysler, CFA were hired to bring in consulting and advisory business. In November 2020, the Company purchased Netcapital Funding Portal Inc. and changed the name of the parent company from Valuesetters, Inc. to Netcapital Inc., while the name of the consulting business was changed to Netcapital Advisors. In November 2021, the Company purchased MSG Development Corp.

Our principal executive offices are located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts and our telephone number is 781-925-1700. We maintain a website at www.netcapitalinc.com. Netcapital Advisors maintains a website at http://www.netcapitaladvisors.com and our valuation business maintains a website at https://valucorp.com/. Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this prospectus and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus in deciding whether to purchase our securities.

42

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to Martin Kay, our CEO (since January 3, 2023), Cecilia Lenk, our former chief executive officer (until January 3, 2023), Coreen Kraysler, our CFO, Carole Murko, our former Chief Marketing Officer and Jason Frishman, Founder and former Chief Executive Officer of our wholly-owned subsidiary Netcapital Funding Portal Inc. (collectively, the “Named Executive Officers” or “NEOs”). We have no other executive officers.

Summary Executive Compensation Table

						Non-equity	Change in pension value and nonqualified
Name						incentive	deferred
and				Stock	Option	plan	compensation	All other
principal	Fiscal	Salary	Bonus	awards	awards	compensation	earnings	compensation	Total
position	Year	($)	($)	($)(1)	($)	($)	($)	($)	($)

Martin Kay, CEO (Since January 3, 2023)	2023	94,615	0	0	81,309		0	0	175,924
Cecilia Lenk CEO (until January 3, 2023 and CEO of Netcapital Advisors since January 3, 2023)	2023	142,500		0	4.833	0	0	0	147,333
	2022	96,000	0	40,608	5,825	0	0	0	142,433

Coreen	2023	164,135	25,000	0	25,927	0	0	0	215,062
Kraysler, CFO	2022	96,000	0	40,608	11,649	0	0	0	148,257

Carole Murko, former CMO (until January 7, 2022)(2)	2022	73,688	0	109,547	0	0	0	0	183,235

Jason Frishman,~Founder, (and former CEO of Netcapital Funding Portal, until February 9, 2023)~	2023	166,173	25,000	0	25,927	0	0	0	217,100
	2022	96,000	0	0	11,649	0	0	0	107,649

(1)	Represents the dollar amount of vested equity awards during the fiscal year.

(2)	Ms. Murko received severance of $7,384.50 and her 8,885 unvested shares vested upon termination, both pursuant to a separation agreement.

43

Outstanding Equity Awards At End Of 2023

The following table provides information about outstanding stock options issued by the Company held by each of our NEOs as of April 30, 2023. None of our NEOs held any other equity awards from the Company as of April 30, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Has Not Yet Vested	Market Value of Stock that has not Yet Vested
Martin Kay	83,332	916,668	1.43	1/3/2033	0	0

Cecilia Lenk	417	19,583	1.40	4/25/2033	0	0
	3,120	6,880	10.50	2/9/2032	0	0

Coreen Kraysler	16,668	183,332	1.43	1/3/2033	0	0
	6,255	13,745	10.50	2/9/2032	0	0

Jason Frishman	16,668	183,332	1.43	1/3/2033	0	0
	6,255	13,745	10.50	2/9/2032	0	0

Director Compensation

We have not paid any cash compensation to our directors in their capacity as such.

On February 9, 2022, we issued to each of our then three independent board members, options to purchase 5,000 shares of common stock under the 2021 Equity Incentive Plan which will be exercisable at a per share exercise price of $10.50, that is out-of-the-money at time of issuance and expire ten years after the date of grant.

On April 25, 2023, we granted to each of our three current independent board members, options to purchase 20,000 shares of common stock under the 2023 Omnibus Equity Incentive Plan which will be exercisable at a per share exercise price of $1.40, that is out-of-the-money at time of issuance and expire ten years after the date of grant.

We issued Avi Liss 10,000 shares of our common stock valued at $7.50 per share on November 18, 2021 in consideration of his services as a director of the Company.

Officer Compensation

Beginning in fiscal 2021, we pay each of our Named Executives Officers an annual salary of $96,000 per annum. Each Named Executive Officer has also received varying amounts of equity awards for their services. In addition to base pay, Carole Murko earned commissions on certain transactions.

Employment Agreements

We currently have employment agreements with Martin Kay and Coreen Kraysler. Prior to the resignations of Cecilia Lenk on January 3, 2023 and Jason Frishman on February 9, 2023, we and our Netcapital Funding Portal subsidiary had employment agreements with each of them, respectively. Cecilia Lenk is currently the Chief Executive Officer of Netcapital Advisors, and Jason Frishman is the Founder of Netcapital Funding Portal Inc. The former employment agreements of Cecilia Lenk and Jason Frishman are described below. Prior to the termination of Carole Murko on January 7, 2022, we also had an employment agreement with her as described below.

44

Employment Agreement with Martin Kay

We entered into an employment agreement with Martin Kay on January 3, 2023, pursuant to which we employ Mr. Kay as our Chief Executive Officer. Under the Employment Agreement, Mr. Kay is eligible to (a) receive an annual base salary of $300,000; (b) receive an option grant to purchase 100,000 fully vested Shares of the Company pursuant to the 2023 Plan and an option grant to purchase 1,000,000 Shares of the Company, which vest monthly over four (4) years pursuant to an option award agreement, described below, and in each case subject to the 2023 Plan; (c) receive periodic bonuses or additional salary in the discretion of the Board or compensation committee; (d) receive .005 times the gross revenue paid in cash annually so long as the Company reports positive earnings after the bonus is paid; (e) participate in the Company’s fringe benefits, health and welfare plans, and pension and/or profit sharing plans provided to executives; (f) receive reimbursement for all reasonable business expenses; and (g) receive sick leave, sick pay, and disability benefits in accordance with Company policy. Mr. Kay’s employment agreement, which has a three-year term, may be terminated upon the occurrence of the death of Mr. Kay, at any time by Mr. Kay, by the Company due to disability, by the Company for “cause”, and by Mr. Kay for “good reason”. Mr. Kay’s employment agreement also contains provisions regarding, among other things, a six (6)-month non-competition provision, confidential information, governing law, and covenants governing Mr. Kay’s conduct.

Employment Agreement with Coreen Kraysler

We entered into an employment agreement with Coreen Kraysler on June 23, 2022 pursuant to which we employ Ms. Kraysler as our Chief Financial Officer. The term of her agreement ends on June 23, 2025. The agreement provides for an annual base salary during the term of the agreement of $96,000, which was increased to $150,000 upon completion of a public offering in July 2022. Ms. Kraysler is eligible for periodic bonuses or for additional salary in addition to her base salary, as may be determined by our board of directors or the compensation committee. The agreement also contains the following material provisions: eligible to participate in all employee fringe benefits and any pension and/or profit share plans; eligible to participate in any medical and health plans; entitled to sick leave, sick pay and disability benefits; entitled to reimbursement for all reasonable and necessary business expenses. Ms. Kraysler agreed to non-compete and non-solicit terms under her agreement.

Employment Agreement with Cecilia Lenk

We entered into an employment agreement with Cecilia Lenk on June 23, 2022 pursuant to which we employed Ms. Lenk as Chief Executive Officer of Netcapital, Inc. On January 3, 2023, Ms. Lenk tendered her resignation from her position as Chief Executive Officer. The agreement provided for an annual base salary during the term of the agreement of $96,000, which was increased to $150,000 upon completion of a public offering in July 2022. Ms. Lenk was eligible for periodic bonuses or for additional salary in addition to her base salary, as may be determined by our board of directors or the compensation committee.

The agreement also contained the following material provisions: eligible to participate in all employee fringe benefits and any pension and/or profit share plans; eligible to participate in any medical and health plans; entitled to sick leave, sick pay and disability benefits; entitled to reimbursement for all reasonable and necessary business expenses. Ms. Lenk agreed to non-compete and non-solicit terms under her agreement.

Employment Agreement with Jason Frishman

We entered into an employment agreement with Jason Frishman on June 23, 2022 pursuant to which we employed Mr. Frishman as Founder, as CEO of Netcapital Funding Portal Inc. On February 9, 2023, Mr. Frishman tendered his resignation from his position as CEO of Netcapital Funding Portal Inc. and his employment agreement was terminated. The agreement provided for an annual base salary during the term of the agreement of $96,000, which was increased to $150,000 upon completion of a public offering in July 2022. Mr. Frishman was eligible for periodic bonuses or for additional salary in addition to his base salary, as may be determined by our board of directors or the compensation committee.

The agreement also contained the following material provisions: eligible to participate in all employee fringe benefits and any pension and/or profit share plans; eligible to participate in any medical and health plans; entitled to sick leave, sick pay and disability benefits; entitled to reimbursement for all reasonable and necessary business expenses. Mr. Frishman agreed to non-compete and non-solicit terms under his agreement.

45

Employment Agreement with Carole Murko

We entered into an employment agreement with Carole Murko on March 10, 2020 pursuant to which we employed Ms. Murko as our Director of Business Development. The agreement was for an initial term of four years. On January 13, 2022, we entered into a separation agreement with Ms. Murko, effective as of January 7, 2022, pursuant to which terminated her employment with the Company, vested her remaining balance of unvested shares, paid her four weeks’ severance and under which mutual releases were provided . The employment agreement provided for an annual base salary during the term of the agreement of $1.00 plus a commission of 20% of the cash collected from revenues generated directly by Ms. Murko plus an unvested grant of stock-based compensation of 12,500 shares (after giving effect to the November 2020 1-for-2000 reverse stock split) of restricted stock. The stock vested over a 48 month period in equal installments of 260 shares per month. Ms. Murko was also eligible for periodic bonuses or for additional salary in addition to her base salary.

The employment agreement also contained the following material provisions: eligible to participate in all employee fringe benefits and any pension and/or profit share plans; eligible to participate in any medical and health plans; entitled to up to eight weeks of paid time off; entitled to sick leave, sick pay and disability benefits; entitled to reimbursement for all reasonable and necessary business expenses. If Ms. Murko was to be terminated for any reason other than “cause” prior to the end of her term, then the Company will have no claim on the unvested portion of her 12,500 shares. If Ms. Murko resigned without “good reason” or retired before the end of her term, the unvested shares would have been returned to the Company. Ms. Murko agreed to non-compete and non-solicit terms under her agreement.

Potential Payments Upon Termination Or Change In Control

In the event that Ms. Kraysler’s employment is terminated by us for any reason other than “cause” or by Ms. Kraysler for “good reason,” then we will have no claims to the 20,000 and 200,000 shares of common stock underlying the stock option grant (and all unvested options under such grant shall immediately and fully vest) issued to Ms. Kraysler in February 2022 and January 2023, respectively.

The following table sets forth quantitative information with respect to potential payments to be made to Ms. Kraysler upon termination in various circumstances. The potential payments are based on the terms of each of the employment agreements discussed above. For a more detailed description of the Ms. Kraysler’s employment agreement, see the “Employment Agreements” section above.

	Potential Payment Upon Termination
Name	Option Awards (#)
Coreen Kraysler	197,077	(1)

(1)	Represents the number of unvested options at April 30, 2023. Ms. Kraysler’s options vest equally over a 48-month period. At April 30, 2023, there were 33 months remaining in her vesting schedule for the options granted in February 2022 and 44 months remaining in her vesting schedule for the options granted in January 2023. The potential payment of shares subject to Ms. Kraysler’s unvested options will reduce every month as her options vest and the value of her unvested options will be based on our market price at such time.

46

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance metrics. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or the compensation committee view the link between financial performance and the compensation actually received or realized by our named executive officers. All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

The table below presents information on the compensation of CEO and other named executive officers in comparison to certain performance metrics for 2023 and 2022. Martin Kay has been our CEO since January 3, 2023 and Cecilia Lenk was CEO for all of 2022 and through January 3, 2023. These metrics are not those that the compensation committee uses when setting executive compensation. The use of the term Compensation Actually Paid (CAP) is required by the rules and regulations of the SEC, and under such rules, CAP was calculated by adjusting the Summary Compensation Table (“SCT”). Total values for the applicable year as described in the footnotes to the table.

Year	Summary Compensation Table Total for First PEO (Cecilia Lenk) (1)(2)	Summary Compensation Table Total for Second PEO (Martin Kay)	Compensation Actually Paid to First PEO	Compensation Actually Paid to Second PEO	Average Summary Compensation Table Total for Non-PEO Name Executive Officers (1)(2)	Average Compensation Actually Paid to Non-PEO Name Executive Officers (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income

2022	$142,433		$154,095	$—	$146,380	$166,022	$68	$3,503,530

2023	$93,461	$175,924	$43,059	$1,045,940	$193,165	$256,879	$10	$2,954,972

(1)	The Principal Executive Officer (“PEO”) information reflected in columns (a) and (b) relates to our CEO, Cecilia Lenk (until January 3, 2023) (“First PEO”) and Martin Kay (from January 3. 2023 until April 30, 2023), (“Second PEO”). The non-Principal Executive Officer (“non-PEO”) NEOs information reflected in columns (c) and (d) above relates to our CFO Coreen Kraysler and Founder , Jason Frishman.
(2)	The amounts shown in this column are the average total compensation reported for the non-PEO NEOs, as applicable, for each corresponding year in the”Total” column of the Summary Compensation. Please refer to “Executive Compensation—Compensation Tables—Summary Compensation Table.”
(3)	The amounts shown have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s PEO and non-PEO NEOs. In accordance with the requirements of Item 402(v) of Regulation S-K, adjustments were made to Ms. Lenk’s and Mr. Kay’s total compensation, as applicable, or the average total compensation of the non-PEO NEOs, as applicable, as described in the tables below.

47

First PEO (Cecilia Lenk) SCT Total to CAP Reconciliation

Year	Summary Compensation Total	Less Stock Awards	Less Option Awards	Fair Value Adjustments to SCT Total	CAP
2023	$93,461	$-	$(4,833)	$(45,569)	$43,059
2022	142,433	(40,608)	(5,825)	58,095	154,095

Second PEO (Martin Kay) SCT Total to CAP Reconciliation

Year	Summary Compensation Total	Less Stock Awards	Less Option Awards	Fair Value Adjustments to SCT Total	CAP
2023	$175,924	$-	$(81,309)	$951,325	$1,045,940
2022	-	-	-	-	-

Average Non-PEO NEOs SCT Total to CAP Reconciliation

Year	Summary Compensation Total	Less Stock Awards	Less Option Awards	Fair Value Adjustments to SCT Total	CAP
2023	$193,165	$-	$(17,285)	$80,999	$256,879
2022	146,380	(50,052)	(7,766)	77,459	166,022

First PEO (Cecilia Lenk) Equity Component of CAP

Year	Fair Value of Current Year Equity Awards at December 31,	Change in Fair Value of Prior Years’ Awards Unvested at December 31,	Change in Fair Value of Prior Years’ Awards Vested through the Year Ended December 31,	Change in Fair Value of Prior Years’ Awards Failed to Vest through the Year Ended December 31,	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e) = (a)+(b)+(c)+(d)
2023	$-	$(33,417)	$-	$(12,152)	$(45,569)
2022	54,464	-	3,631	-	58,095

48

Second PEO (Martin Kay) Equity Component of CAP

Year	Fair Value of Current Year Equity Awards at December 31,	Change in Fair Value of Prior Years’ Awards Unvested at December 31,	Change in Fair Value of Prior Years’ Awards Vested through the Year Ended December 31,	Change in Fair Value of Prior Years’ Awards Failed to Vest through the Year Ended December 31,	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e) = (a)+(b)+(c)+(d)
2023	$872,048	$-	$79,277	$-	$951,325
2022	-	-	-	-	-

Average Non-PEO NEOs Equity Component of CAP

Year	Fair Value of Current Year Equity Awards at December 31,	Change in Fair Value of Prior Years’ Awards Unvested at December 31,	Change in Fair Value of Prior Years’ Awards Vested through the Year Ended December 31,	Change in Fair Value of Prior Years’ Awards Failed to Vest through the Year Ended December 31,	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e) = (a)+(b)+(c)+(d)
2023	$130,998	$(44,556)	$10,759	$(16,202)	$80,999
2022	72,618	-	4,841	-	77,459

49

Compensation Plans

2021 Equity Incentive Plan and 2023 Omnibus Equity Incentive Plan

The following table shows information regarding our equity compensation plans as of April 30, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (c)
Equity compensation plans approved by security holders (1)	1,950,000	$1.42	50,000
Equity compensation plans not approved by security holders (2)	252,000	$10.50	48,000
Total	2,202,000	$2.46	98,000

(1) 2023 Omnibus Equity Incentive Plan. On January 3, 2023, the Board of Directors of the Company approved and adopted the Netcapital Inc., 2023 Omnibus Equity Incentive Plan (the “2023 Plan”), subject to the approval of the 2023 Plan by the Company’s stockholders. The total number of shares of common stock authorized for issuance under the 2023 Plan is (i) 2,000,000 shares of common stock plus (ii) an annual increase on the first day of each calendar year beginning with May 1, 2024 and ending with the last May 1 during the initial ten-year term of the 2023 Plan, equal to the lesser of (A) five percent (5%) of the shares of common stock outstanding (on an as-converted basis, which shall include Shares issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for shares of common stock, including without limitation, preferred stock, warrants and employee options to purchase any shares of common stock) on the final day of the immediately preceding calendar year and (B) such lesser number of shares of common stock as determined by the Board; provided, that, shares of common stock issued under the 2023 Plan with respect to an Exempt Award shall not count against such share limit. No more than 2,000,000 Shares, and as increased on an annual basis, on the first day of each calendar year beginning with May 1, 2024 and ending with the last May 1 during the initial ten-year term of the Plan, by the lesser of (A) five percent (5%) of the shares of common stock outstanding (on an as-converted basis, which shall include shares of common stock issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for shares of common stock, including without limitation, preferred stock, warrants and employee options to purchase any shares of common stock) on the final day of the immediately preceding calendar year; (B) 300,000 shares of common stock, and (C) such lesser number of shares of common stock as determined by the Board, shall be issued pursuant to the exercise of ISOs. As of April 30, 2023, we had awarded an aggregate of 1,950,000 options to purchase shares of common stock to directors and there remain 50,000 shares for grant under the 2023 Plan.

Administration. The 2023 Plan will be administered by the Board or a committee to which the Board delegates such responsibility (the “Administrator”). The 2023 Plan will be administered by the Administrator in accordance with Rule 16b-3 of the Exchange Act. The Administrator may interpret the 2023 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2023 Plan. The 2023 Plan permits the Administrator to select the eligible recipients who will receive awards (“Awards”), to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, to determine the terms and conditions of written instruments evidencing such awards (an “Award Agreement”) and to amend the terms and conditions of outstanding awards.

50

Eligibility. Employees, directors and independent contractors of the Company or any of its affiliates of the Company will be eligible to receive Awards under the 2023 Plan, subject to certain limitations to avoid accelerated taxation and/or tax penalties under Section 409A of the Code. The participants in the 2023 Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as eligible recipients.

Consideration for Awards. The purchase price for any Award granted under the 2023 Plan or the common stock to be delivered pursuant to any such Award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

●	services rendered by the recipient of such Award;
●	cash, check payable to the order of the Company, or electronic funds transfer;
●	notice and third party payment in such manner as may be authorized by the Administrator;
●	the delivery of previously owned and fully vested shares of common stock;
●	by a reduction in the number of Shares otherwise deliverable pursuant to the Award; or
●

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of Awards.

Awards. The 2023 Plan permits the grant of: (a) stock options, which may be intended as incentive stock options (“ISOs”) or as nonqualified stock options (options not meeting the requirements to qualify as ISOs); (b) stock appreciation rights (“SARs”); (c) restricted stock; (d) restricted stock units; (e) cash incentive awards; or (f) other awards, including: (i) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire Shares, whether at a fixed or variable price or ratio related to the common stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (ii) any similar securities with a value derived from the value of or related to the common stock and/or returns thereon.

Adjustments. To the extent necessary to preserve the economic intent of an Award or of the 2023 Plan, following a “Change in Capitalization”, such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. A “Change in Capitalization” means any of the following: (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, common stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment would be appropriate.

Options. Options granted under the 2023 Plan shall be designated as nonqualified stock options or ISOs. Each participant (“Participant”) who is granted an option (“Option”) shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the Exercise Price (as defined in the 2023 Plan) of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a nonqualified stock option (and in the event the Award Agreement has no such designation, the Option shall be a nonqualified stock option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a share of common stock on the date of grant. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. The Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of performance goals, as shall be determined by the Administrator in the applicable Award Agreement.

51

The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. The Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

Notwithstanding anything to the contrary in the 2023 Plan, if an ISO is granted to a participant who owns Shares representing more than ten percent (10%) of the voting power of all classes of Shares of the Company at the time of grant, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, and has paid in full for such Shares and has satisfied the requirements of the 2023 Plan.

Treatment of an Option upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.

Stock Appreciation Rights. The Administrator will be authorized to award SARs under the 2023 Plan. SARs will be subject to the terms and conditions established by the Administrator and reflected in the Award Agreement. A SAR is a contractual right that allows a participant to receive, in the form of either cash, Shares or any combination of cash and Shares, the appreciation, if any, in the value of a Share over a certain period of time. An option granted under the 2023 Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs.

Restricted Stock and Restricted Stock Units (RSUs). The Administrator will be authorized to award restricted stock or RSUs under the 2023 Plan. Awards of restricted stock and RSUs will be subject to the terms and conditions established by the Administrator at its sole discretion.

Other Stock-Based Awards. Other Stock-Based Awards may be issued under the 2023 Plan. Subject to the provisions of the 2023 Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted. An example of an Other Stock-Based Award is a performance bonus payable as common stock.

Change in Control. In the event that a change in control occurs, as defined in the 2023 Plan to include, among other things, the acquisition by a person of more than 50% of the voting power of the Company, the Administrator may, at its sole discretion, modify any unvested and un-exercisable portion of any Award to make it fully vested and exercisable.

Amendment and Termination The Board may amend, alter or terminate the 2023 Plan at any time, but no amendment, alteration or termination shall be made that would impair the rights of a participant under any Award theretofore granted without such participant’s consent. The Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the common stock is traded or other applicable law.

The foregoing description of the 2023 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2023 Plan, a copy of which is filed as Exhibit 10.1 to this Quarterly Report on Form 10-Q and is incorporated herein by reference.

(2) 2021 Equity Incentive Plan. In November 2021, our Board adopted the 2021 Equity Incentive Plan (the “2021 Plan”). An aggregate of 300,000 shares of our common stock is reserved for issuance and available for awards under the Plan, including incentive stock options granted under the 2021 Plan. The 2021 Plan administrator may grant awards to any employee, director, consultant or other person providing services to us or our affiliates. As of April 30, 2023, we had awarded an aggregate of 252,000 options to purchase shares of common stock to directors and there remain 48,000 shares for grant under the 2021 Plan.

52

The 2021 Plan is administered by our Board. The 2021 Plan administrator has the authority to determine, within the limits of the express provisions of the 2021 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. Our Board may at any time amend or terminate the 2021 Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards previously made under the 2021 Plan without the consent of the recipient. No awards may be made under the 2021 Plan after the tenth anniversary of its effective date.

Awards under the 2021 Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted stock units, performance share awards, stock bonuses and other stock-based awards and cash-based incentive awards.

Stock Options. The 2021 Plan administrator may grant to a participant options to purchase our common stock that qualify as incentive stock options for purposes of Section 422 of the Internal Revenue Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the 2021 Plan administrator. The exercise price for stock options will be determined by the 2021 Plan administrator in its discretion, but non-qualified stock options and incentive stock options may not be less than 100% of the fair market value of one share of our company’s common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. Stock options must be exercised within a period fixed by the 2021 Plan administrator that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise period may not exceed five years. At the 2021 Plan administrator’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of our common stock held by the participant or in any other form of consideration acceptable to the 2021 Plan administrator (including one or more forms of “cashless” or “net” exercise).

Stock Appreciation Rights. The 2021 Plan administrator may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised. The exercise price for a SAR will be determined by the 2021 Plan administrator in its discretion; provided, however, that in no event shall the exercise price be less than the fair market value of our common stock on the date of grant.

Restricted Shares and Restricted Units. The 2021 Plan administrator may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period. The 2021 Plan administrator also may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted units”). The terms and conditions of restricted share and restricted unit awards are determined by the 2021 Plan administrator.

Stock Bonuses. Stock bonuses may be granted as additional compensation for service or performance and may be settled in the form of common stock, cash or a combination thereof, and may be subject to restrictions, which may vest subject to continued service and/or the achievement of performance conditions.

Performance Awards. The 2021 Plan administrator may grant performance awards to participants under such terms and conditions as the 2021 Plan administrator deems appropriate. A performance award entitles a participant to receive a payment from us, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the 2021 Plan administrator.

Other Stock-Based Awards. The 2021 Plan administrator may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted units, or performance awards. The terms and conditions of each other stock-based award will be determined by the 2021 Plan administrator. Payment under any other stock-based awards will be made in common stock or cash, as determined by the 2021 Plan administrator.

53

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Transactions with Related Parties

Our Chief Executive Officer or our Chief Financial Officer must review and approve certain transactions between us and Related Parties (as defined below). A “Related-Party Transaction” is defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant.

For the purposes of our Related-Party Transactions, a “Related Party” is defined as: any person who is, or at any time since the beginning of our last two fiscal years was, a director or executive officer or a nominee to become a director; any person who is known to be the beneficial owner of more than ten percent of our common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and any person (other than a tenant or employee) sharing the household of any of the foregoing persons; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of 10% or more.

Transactions with Related Parties

Below we describe transactions and any series of related transactions to which we were a party, or may be a party, and which we have entered into since April 30, 2020.

Transactions with Related Parties

The Company’s largest shareholder, Netcapital DE LLC, of which Mr. Frishman owns a 29% interest, owned 1,711,261 shares of common stock, or approximately 18% of the Company as of November 10, 2023. As of April 30, 2022, the Company accrued a payable to Netcapital DE LLC of $294,054 for supplemental consideration owed in conjunction with its purchase of Netcapital Funding Portal Inc., which was paid in full on July 14, 2022, with the issuance to Netcapital DE LLC of 39,901 shares of the Company’s common stock. The Company paid Netcapital DE LLC $430,000 and $357,429 in the years ended April 30, 2023 and 2022, respectively, for use of the software that runs the www.netcapital.com website and $0 and $150,000 in the three-month periods ended July 31, 2023 and 2022, respectively. The Company also had a sale of $4,660 and $15,000 for consulting services to Netcaptial DE LLC during fiscal 2023 and 2022, respectively, and no sales during the three-month periods ended July 31, 2023 and 2022.

Cecilia Lenk, the CEO of our wholly owned subsidiary, Netcapital Advisors Inc., is a member of the board of directors of KingsCrowd Inc. The Company sold 606,060 shares of KingsCrowd Inc. in June 2022 for proceeds of $200,000 and recorded a realized loss on the sale of the investment of $406,060. As of July 31, 2023 and April 30, 2023, the Company owned 3,209,685 shares of KingsCrowd Inc., valued at $3,209,685.

Cecilia Lenk, the CEO of our wholly owned subsidiary, Netcapital Advisors Inc. is a member of the board of directors of Deuce Drone LLC. As of July 31, 2023 and April 30, 2023, the Company owns 2,350,000 membership interest units of Deuce Drone LLC., valued at $2,350,000. The Company has notes receivable aggregating $152,000 from Deuce Drone LLC as of July 31, 2023 and April 30, 2023. These notes accrue interest at an annual rate of 8.0% and are not currently in default.

54

Compensation to a related party consultant John Fanning, Jr., son of our CFO, (i) in the three months ended July 31, 2023 and 2022 consisted of cash wages of $16,163 and $16,154, respectively and (ii) in the years ended April 30, 2023 and 2022 consisted of common stock valued at $0 and $25,908, respectively, and cash compensation of $60,039 and $60,000, respectively. This consultant is also the controlling shareholder of Zelgor Inc. and the Company earned revenues from Zelgor Inc. of (i) $16,500 and $11,000 in the three months ended July 31, 2023 and 2022 respectively and (ii) $66,000 and $5,500 in the years ended April 30, 2023 and 2022, respectively. The Company owns 1,400,000 shares of Zelgor Inc., valued at $1,400,000 and holds a note receivable of $50,000 as of April 30, 2022. Compensation to the President of Netcapital DE LLC, Jason Frishman, amounted to $96,000 and $114,284 in the years ended April 30, 2022 and 2021, respectively.

We owe Steven Geary, a director, $31,680 as of July 31, 2023 and April 30, 2023. This obligation is not interest bearing. $16,680 is recorded as a related party trade accounts payable and $15,000 as a related party note payable. We have no signed agreements for the indebtedness to Mr. Geary and accordingly such obligations are not deemed in default. We owe Paul Riss, a director of our Netcapital Funding Portal, Inc., $58,524, which is recorded as a related party trade accounts payable, and along with the $16,680 amount due to Mr. Geary, accounts for the total related party trade accounts payable amount of $75,204. Mr. Riss’ related party trade accounts payable obligations is not interest bearing and it not deemed in default.

The Company made an investment of $240,080 in an affiliate, 6A Aviation Alaska Consortium, Inc., in conjunction with a land lease in an airport in Alaska. Our CEO of our wholly owned subsidiary, Netcapital Advisors Inc., Cecilia Lenk, is also the CEO of 6A Aviation Alaska Consortium, Inc. As a result of the investment, the Company is a 10% owner of 6A Aviation Consortium Inc.

In November 2021, we issued Avi Liss, a member of our Board 10,000 shares of common stock for his service as a member of our board and audit committee, valued at $100,000. On February 2, 2022, the Company granted to members of our Board an aggregate of 25,000 options to purchase shares of our common stock at an exercise price of $10.50 per share. An option to purchase 10,000 shares of common stock was granted to the Cecilia Lenk our then Chairman of the Board and each of the three independent board members, Avi Liss, Thomas Carmody and Steven Geary, received an option to purchase 5,000 shares of common stock. The options vest on a monthly basis over 48 months and expire in 10 years.

In January 2023 we granted stock options to purchase an aggregate of 1,600,000 shares of our common stock to four related parties as follows: our Chief Executive Officer, Martin Kay, 1,000,000 shares; our Chief Financial Officer, Coreen Kraysler 200,000 shares; our Founder , Jason Frishman, 200,000 shares; and a director of Netcapital Funding Portal, Inc., Paul Riss, 200,000 shares. The options have an exercise price of $1.43, vest monthly on a straight-line basis over a 4-year period and expire in 10 years.

On April 25, 2023, the Company also granted an aggregate of 80,000 options, or 20,000 options each to the following board members: Cecilia Lenk, Avi Liss, Steven Geary and Arnold Scott , to purchase shares of our common stock at an exercise price of $1.40 per share. The options vest monthly on a straight-line basis over a 4-year period and expire in 10 years.

Coreen Kraysler, our Chief Financial Officer, has personally guaranteed a $500,000 promissory note from the U.S. Small Business Administration. The note bears interest at an annual rate of 3.75%, has a 30-year term, and monthly payments of $2,594 began on December 17, 2022.

55

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of and percent of the Company’s common stock beneficially owned as of November 10, 2023, by (i) each person (or group of affiliated persons) who is known by us to own more than five percent (5%) of the outstanding shares of our common stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group, immediately prior to this offering, and immediately after the closing of this offering, as adjusted to reflect the assumed sale of the shares of common stock and warrants but without giving effect to the exercise of the warrants.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to such securities. In addition, pursuant to such rules, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of November 10, 2023. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the beneficial owners named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

		Percent of Common Stock
Name and Address of Beneficial Owner (1)	Number of Shares	Before Offering*	After Offering*
5% Stockholders:
Netcapital DE LLC (2)	1,711,261	18.1%	7.5%
Bard Associates, Inc. (3)	1,494,835	15.4%	6.4%
Officers and Directors:
Jason Frishman (4)	1,770,844	18.6%	7.7%
Martin Kay (5)	250,000	2.6%	1.0%
Cecilia Lenk (6)	34,193	**%	**%
Coreen Kraysler (7)	82,083	**%	**%
Avi Liss (8)	17,146	**%	**%
Steven Geary (8)	16,446	**%	**%
Arnold Scott (9)	89,890	**%	**%
Officers and Directors as a group ( 7 persons)	2,260,602	22.9%	9.7%

* Based on 9,459,132 shares of common stock outstanding as of November 10, 2023 and 22,972,645 shares outstanding following the offering.
** Less than 1%

(1)	Unless otherwise noted, the business address of each member of our Board is c/o Netcapital Inc. 1 Lincoln Street, Boston Massachusetts 02111.
(2)	The natural person with investment control over the securities held by Netcapital DE LLC is Jason Frishman. Netcapital DE LLC has agreed to vote its shares of common stock to support the resolutions of the board of directors of Netcapital Inc. on any matters that are brought to a shareholder vote.
(3)	Based solely on a Schedule 13D/A filed with the SEC on May 26, 2023, Bard Associates Inc. is an investment manager and beneficially owns 1,494,835 shares of our common stock (including 233,525 shares of common stock under presently exercisable warrants), including sole voting power over 73,000 shares, sole dispositive power over 73,000 shares, shared dispositive power over 1,421,835 shares; and Timothy Johnson has sole dispositive power over 101,000 shares. The address for Bard Associates Inc. and Timothy Johnson is 135 South LaSalle Street, Suite 3700, Chicago, IL 60603.
(4)	Includes (i) 59,583 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days after November 10, 2023, and (ii) 1,711,261 shares of common stock held by Netcapital Systems LLC, an entity that Jason Frishman is the President of and in such capacity has the right to vote and dispose of the securities held by such entity.
(5)	Includes 250,000 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days after November 10, 2023.
(6)	Includes 8,542 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days after November 10, 2023.
(7)	Includes 59,583 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days after November 10, 2023.
(8)	Includes 6,146 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days after November 10, 2023.
(9)	Includes 3,750 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days of November 10, 2023 .

56

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was a limited public market for our common stock, and a liquid trading market for our common stock may not develop or be sustained after this offering. Future sales of substantial amounts of our common stock in the public market, or the anticipation of such sales, could adversely affect prevailing market prices of our common stock from time to time and could impair our future ability to raise equity capital in the future. Furthermore, when additional shares of our common stock are available for sale shortly after this offering due to certain contractual and legal restrictions on resale described below, sales of substantial amounts of our common stock in the public market after such restrictions lapse, or the anticipation of such sales, could adversely affect the prevailing market price of our common stock and our ability to raise equity capital in the future.

Prior to the completion of this offering, there were 9,459,132 shares of common stock outstanding. Of the 9,459,132 shares of common stock outstanding, 250,000 shares of common stock previously were registered for resale under the Securities Act and 5,464,000 shares of common stock were previously registered under our prior registered securities offerings.

Upon the completion of this offering, we will have a total of 22,972,645 shares of common stock outstanding based upon 9,459,132 shares outstanding and the sale of 13,513,513 shares of common stock, assuming no exercise or conversion of outstanding options, warrants, or other securities convertible into or exchangeable for shares of our common stock (including the warrants sold in this offering). Of such outstanding shares:

●	all of the shares of common stock sold in this offering will be freely tradable, except that any shares purchased in this offering by our affiliates, as that term is defined in Rule 144 under the Securities Act, would only be able to be sold in compliance with the Rule 144 limitations described below; and

●	of the 9,459,132 shares outstanding prior to consummation of this offering 1,866,852 shares will be subject to the lock-up agreements described below, all of which are held by affiliates of the Company and will be subject to sale in compliance with the Rule 144 following the expiration of the lock-up agreements.

Sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options, or the perception that such sales could occur, could materially and adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate. See “Risk Factors— Sales of a substantial number of shares of our common stock following this offering may adversely affect the market price of our common stock and the issuance of additional shares will dilute all other stockholders.”

57

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated) who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period, a number of shares that does not exceed the greater of:

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period, a number of shares that does not exceed the greater of:

●	1% of the number of the shares of common stock then outstanding, which will equal approximately 229,726 shares , based on the number of shares of our common stock outstanding upon completion of this offering; or

●	The average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

58

DESCRIPTION OF SECURITIES

General

Our articles of incorporation authorize the issuance of up to 900,000,000 shares of common stock, par value of $0.001 per share.

As of November 10, 2023, there were 9,459,132 shares of our common stock outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds; however, the current policy of our Board is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive rights.

Warrants to be Issued in this Offering

Common Stock Purchase Warrants

The following summary of certain terms and provisions of the common stock purchase warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common stock purchase warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common stock purchase warrant for a complete description of the terms and conditions of the common stock purchase warrants.

Duration and Exercise Price. The common stock purchase warrants will be issued in certificated form only. Each common stock purchase warrant offered hereby will have an exercise price of $ per share. The common stock purchase warrants will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided, however, that, if the Pricing Conditions are met, the common stock purchase warrants will be exercisable immediately (the “Initial Exercise Date”). The series A-1 warrants will expire on the 5-year anniversary of the Initial Exercise Date. The series A-2 warrants will expire on the 18-month anniversary of the Initial Exercise Date. The exercise price and number of shares of common stock issuable upon exercise of the common stock purchase warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The common stock purchase warrants will be issued separately from the common stock or pre-funded warrants, respectively, and may be transferred separately immediately thereafter.

We intend to promptly, and in no event later than 90 days after the consummation of this offering, seek stockholder approval for the issuance of shares of common stock issuable upon exercise of the common stock purchase warrants but we cannot assure you that such stockholder approval will be obtained, provided, however, that, if and only if the Pricing Conditions are met, then we will not seek Warrant Stockholder Approval. We have agreed with the investors in this offering that, if we do not obtain stockholder approval for the issuance of the shares of common stock upon exercise of the common stock purchase warrants at the first stockholder meeting for such purpose after this offering, we will call a stockholder meeting every 90 days thereafter until the earlier of the date we obtain such approval or the common stock purchase warrants are no longer outstanding, provided, however, that, if and only if the Pricing Conditions are met, then we will not seek Warrant Stockholder Approval.

Exercisability. The common stock purchase warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s common stock purchase warrants to the extent that the holder would own more than 4.99% (or at the election of the holder prior to the issuance of any warrants, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s common stock purchase warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common stock purchase warrants. The ownership limit may be decreased upon notice from the holder to us.

Cashless Exercise. If, at the time a holder exercises its warrants, a registration statement registering the issuance of the shares of common stock underlying the common stock purchase warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common stock purchase warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the common stock purchase warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of the voting power represented by our outstanding shares of capital stock, any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding shares of capital stock, any merger with or into another entity or a tender offer or exchange offer approved by 50% or more of the voting power represented by our outstanding shares of capital, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the common stock purchase warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the common stock purchase warrants have the right to require us or a successor entity to redeem the common stock purchase warrants for cash in the amount of the Black-Scholes Value (as defined in each common stock purchase warrant) of the unexercised portion of the common stock purchase warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

59

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the common stock purchase warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the common stock purchase warrants that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction. If holders of our common stock are not offered or paid any consideration in the fundamental transaction, holders of common stock will be deemed to have received common stock of our successor entity.

Transferability. Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the common stock purchase warrant to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the common stock purchase warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for the common stock purchase warrants, and we do not expect such a market to develop. We do not intend to apply to list the common stock purchase warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the common stock purchase warrants will be extremely limited.

No Rights as a Stockholder. Except as otherwise provided in the common stock purchase warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of common stock purchase warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s common stock purchase warrants. The warrants will provide that the holders of the warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Amendments. The common stock purchase warrants may be modified or amended with the written consent of the holder of such common stock purchase warrant and us.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby in lieu of shares of common stock is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Duration and Exercise Price. The pre-funded warrants will be issued in certificated form only. Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). There is no expiration date for the pre-funded warrants. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or at the election of the holder prior to the issuance of any pre-funded warrants, 9.99%) of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s common stock purchase warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common stock purchase warrants. The ownership limit may be decreased upon notice from the holder to us.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or 50% or more of the voting power of our common equity , the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

60

Other Convertible Securities

As of November 10, 2023, in addition to the securities described above, there are (i) options outstanding to purchase up to 252,000 shares of common stock under our 2021 Equity Incentive Plan, with 48,000 shares available for future issuance and (ii) options outstanding to purchase up to 1,950,000 shares of common stock under our 2023 Omnibus Equity Incentive Plan, with 50,000 shares available for future issuance.

Anti-Takeover Effects of Utah Law and Our Articles of Incorporation and Bylaws

The provisions of Utah law, our articles of incorporation and our bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our Company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and our bylaws include several provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

●	Board of directors’ vacancies. Our articles of incorporation and bylaws provide that newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of the majority of directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor. In addition, the number of directors constituting our Board is permitted to be set only by a resolution adopted by our Board. These provisions prevent a stockholder from increasing the size of our Board and then gaining control of our Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our Board but promotes continuity of management.

●	Special meeting of stockholders. Our bylaws provide that special meetings of our stockholders may be called only by our president or any two directors, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

●	No cumulative voting. The Utah Business Corporation Act provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s articles of incorporation provide otherwise. Our articles of incorporation do not provide for cumulative voting.

Transfer Agent

The transfer agent and registrar for our common stock is Equity Stock Transfer LLC with its business address at 237 W 37th Street, Suite 602, New York, NY 10018. Its telephone number is (212) 575-5757 and its email address is info@equitystock.com.

61

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF THE COMPANY’S COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of the Company’s common stock but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. No ruling on the U.S. federal, state, or local tax considerations relevant to the Company’s operations or to the purchase, ownership or disposition of its shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions, regulated investment companies or real estate investment trusts;

●	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;

●	tax-exempt organizations or governmental organizations;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of the Company’s capital stock (except to the extent specifically set forth below);

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

62

●	partnerships or entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

●	persons who hold the Company’s common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive the Company’s common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons who do not hold the Company’s common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code; or

●	persons deemed to sell the Company’s common stock under the constructive sale provisions of the Internal Revenue Code.

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes holds the Company’s common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold the Company’s common stock, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of the Company’s common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder (other than a partnership) if you are any holder other than:

●	an individual citizen or resident of the United States (for U.S. federal income tax purposes);

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, or other entity treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “U.S. persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

Distributions

As described in “Dividend Policy,” the Company has never declared or paid cash dividends on its common stock and do not anticipate paying any dividends on its common stock in the foreseeable future. However, if the Company does make distributions on its common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both the Company’s current and its accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in the Company’s common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “— Gain on Disposition of common stock.”

63

Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. A non-U.S. holder of shares of the Company’s common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to the Company or its paying agent, either directly or through other intermediaries.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by you in the United States) are generally exempt from the withholding tax described above. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of the Company’s common stock unless:

●	the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by you in the United States);

●	you are a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

●	the Company’s common stock constitutes a United States real property interest by reason of its status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period preceding your disposition of the Company’s common stock, or (ii) your holding period for its common stock.

The Company believes that it is not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether it is a USRPHC depends on the fair market value of its U.S. real property relative to the fair market value of its other business assets, there can be no assurance that the Company will not become a USRPHC in the future. Even if it becomes a USRPHC, however, as long as the Company’s common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of (i) the five-year period preceding your disposition of the Company’s common stock, or (ii) your holding period for the Company’s common stock.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year (provided you have timely filed U.S. federal income tax returns with respect to such losses). You should consult any applicable income tax or other treaties that may provide for different rules.

64

Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS, regardless of whether any tax was withheld, the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the disposition of stock made to you may be subject to information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E, or another appropriate version of IRS Form W-8.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”), imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of the Company’s common stock paid to “foreign financial institutions” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of the Company’s common stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends on our common stock, and under current transition rules, are expected to apply with respect to the gross proceeds from the sale or other disposition of the Company’s common stock on or after January 1, 2019. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in the Company’s common stock.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of the Company’s common stock, including the consequences of any proposed change in applicable laws.

65

PLAN OF DISTRIBUTION

This is a best-efforts offering. Therefore, we may not sell all of the shares of common stock, pre-funded warrants and common stock purchase warrants being offered. The terms of this offering are subject to market conditions and negotiations between and prospective investors. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering.

Investors purchasing securities offered hereby will execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. Investors that enter into securities purchase agreements will be able to enforce the following covenants uniquely available to them under the securities purchase agreement, including but not limited to,: (i) a covenant to not enter into variable rate financings for a period of one year following the closing of the offering, subject to an exception; and (ii) a covenant to not enter into any equity financings for 60 days from closing of the offering, subject to certain exceptions.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include, but are not limited to:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and
●	covenants regarding matters such as registration of shares issued and issuable upon exercise of the common stock purchase warrants, no integration with other offerings, no shareholder rights plans, use of proceeds, indemnification of purchasers, reservation and listing of common stock, and no subsequent equity sales for 60 days.

Delivery of the shares of common stock, pre-funded warrants and common stock purchase warrants offered hereby is expected to occur on or about , 2023, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

The following table shows the per share price in connection with the sale of the securities pursuant to this prospectus.

	Per Share and series A-1 and A-2 common stock purchase warrants	Per Pre-Funded Warrant and series A-1 and A-2 common stock purchase warrants	Total
Public offering price	$	$	$
Proceeds before expenses to us	$	$	$

We estimate the total expenses of this offering paid or payable by us, and expenses payable by us, will be approximately $257,200. After deducting our estimated expenses in connection with this offering, assuming we sell all of the shares and accompanying warrants offered hereby, we expect the net proceeds from this offering will be approximately $4.74 million (assuming $5 million on gross proceeds are received).

Listing and Transfer Agent

Our common stock and warrants are listed on the Nasdaq Capital Market under the symbols “NCPL” and “NCPLW” respectively. We have not applied, and do not intend to apply, to list the pre-funded warrants or the common stock purchase warrants on the Nasdaq Capital Market. The transfer agent and registrar for our common stock is Equity Stock Transfer LLC. We will act as the registrar and transfer agent for the common stock purchase warrants and the pre-funded warrants.

LEGAL MATTERS

The validity of the securities offered by this prospectus and certain legal matters as to Utah law will be passed upon by Codelaw LLC. We have been advised on U.S. securities matters by Sheppard Mullin Richter & Hampton, LLP, New York, New York.

66

EXPERTS

Our consolidated financial statements for the fiscal years ended April 30, 2023 and 2022, incorporated by reference to this prospectus and registration statement of which it forms a part, by reference to our annual report on Form 10-K for the years ended April 30, 2023 and 2022, have been audited by Fruci & Associates II, PLLC, an independent registered public accounting firm, as set forth in its report thereon, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of that registration statement, does not contain all of the information set forth in the registration statement or the accompanying exhibits and schedules. Some items included in the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract, agreement or any other document are summaries of the material terms of these contracts, agreements or other documents. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved.

A copy of the registration statement and the accompanying exhibits and schedules and our annual reports, quarterly reports, current reports, and proxy and information statements any other document we file may be obtained on the website the SEC maintains that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Such filings are also available at our website at http://www.netcapitalinc.com. Website materials are not a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

●	Current Reports on Form 8-K, filed with the SEC on May 2, 2023; May 25, 2023; July 6, 2023; July 19, 2023; July 24, 2023; July 27, 2023; September 1, 2023 and September 14, 2023;

●	Annual Report on Form 10-K for the year ended April 30, 2023 filed with the SEC on July 26, 2023;

●	Quarterly Report on Form 10-Q for the three months ended July 31, 2023 filed with the SEC on September 14, 2023;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 6, 2023; and

●	the description of our common stock and our warrants contained in our Registration Statement on Form 8-A12B/A filed with the SEC on July 7, 2022, and any amendments or reports filed updating such description.

67

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to:

Netcapital Inc.

1 Lincoln Street,
Boston, MA, 02111
Phone: (781) 925-1700

You also may access these filings on our website at http://www.netcapitalinc.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

68

Up to 13,513,513 Shares of Common Stock

Up to [13,513,513 ] Series A-1 Warrants to Purchase Shares of Common Stock

Up to [13,513,513] Series A-2 Warrants to Purchase Shares of Common Stock

Up to 13,513,513 Pre-Funded Warrants to Purchase Shares of Common Stock

Up to [40,540,539] Shares of Common Stock Underlying the Warrants and Pre-Funded Warrants

PRELIMINARY PROSPECTUS

               , 2023

69

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution*

The following table sets forth all expenses to be paid by the Registrant in connection with this offering. All amounts shown are estimates except for the SEC registration fee. All expenses below are payable by the Registrant and not by the selling stockholders.

SEC registration fee	$2,214.00
Legal fees*	200,000.00
Accounting fees and expense*	10,000.00
Transfer agent fee*	6,000.00
Miscellaneous*	38,985.60
Total*	$257,200.00

* Indicates expenses that have been estimated for filing purposes.

70

Item 14. Indemnification of Directors and Officers

The registrant is incorporated under the laws of the State of Utah. Section 16-10a-902 of the Utah Business Corporation Act (“UBCA”) provides that a Utah corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. may indemnify. Section 15-10-902 of the UBCA provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:(i) the director conducted himself or herself in good faith; and, (ii) he or she reasonably believed that his or her conduct was in or at least not opposed to the corporation’s best interests; and (iii) In the case of any criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful. In addition, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation: (i) to the same extent as a director; and (ii) if he or she is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for: (A) liability in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding; or (B) liability arising out of conduct that constitutes: (I) receipt by the officer of a financial benefit to which he is not entitled; (II) an intentional infliction of harm on the corporation or the shareholders; or (III) An intentional violation of criminal law.

The registrant’s articles of incorporation and bylaws include provisions requiring the registrant to indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold in the last three years:

On July 31, 2020, we issued 156 shares of common stock to our Chief Marketing Officer as stock-based compensation.

On October 31, 2020, we issued 156 shares of common stock to our Chief Marketing Officer and 260 shares of our common stock to our Director of Business Development, as stock-based compensation.

On November 5, 2020, we issued 1,666,360 shares for the purchase of Netcapital Funding Portal Inc.,

On January 30, 2021, we issued 156 shares of common stock to an employee and 781 shares of our common stock to our Chief Marketing Officer, as stock-based compensation.

71

On January 31, 2022, we issued 22,222 shares of common stock to an accredited investor for gross proceeds of $200,000.

On January 31, 2021, we issued 937 shares of unregistered common stock as stock-based compensation, for services rendered to the Company.

During the three-month period ended July 31, 2021, we issued 937 shares of unregistered common stock as stock-based compensation, for services rendered to the Company. On July 27, 2021, we sold 176,934 shares of unregistered common stock to accredited investors at a sale price of $9.00 per share. On July 26, 2021, we issued 361,736 shares of unregistered common stock in conjunction with our purchase of Netcapital Funding Portal Inc.

On October 28, 2021, we issued 50,000 shares of our common stock in conjunction with an agreement to purchase a 10% equity interest in Caesar Media Group, Inc.

On September 13, 2021, we issued 937 shares of unregistered common stock as stock-based compensation, for services rendered to the Company.

On November 18, 2021, we issued 46,300 shares of unregistered common stock as stock-based compensation, for services rendered to the Company. We did not receive any proceeds for this issuance.

On December 10, 2021, we issued 50,000 shares of our common stock to purchase a 10% interest in Caesar Media Group, Inc. We did not receive any proceeds from this issuance.

On December 10, 2021, we issued 50,000 shares of our common stock to purchase all of the outstanding stock of MSG Development Corp.

On February 9, 2022, we completed a private placement of $300,000 of unsecured convertible promissory notes. These notes bear interest at a rate of 8% per annum and have a maturity date of February 9, 2023.

On April 28, 2022, we issued 37,500 shares of common stock, in conjunction with an agreement to purchase a 10% equity interest in Caesar Media Group, Inc.

On July 14, 2022, we issued 93,432 shares of our common stock upon the conversion of $300,000 of unsecured convertible promissory notes issued on February 9, 2022, plus conversion of accrued interest on such notes. We also issued warrants to purchase 93,432 shares of our common stock to these noteholders upon conversion.

On July 14, 2022, we also issued 39,901 shares of our common stock to Netcapital DE LLC as supplemental consideration pursuant to the agreement for the acquisition of Netcapital Funding Portal Inc.

On September 1, 2022, we issued 25,000 shares of our common stock in conjunction with the purchase a 10% interest in Caesar Media Group, Inc.

On October 26, 2022, we issued 12,500 shares of our common stock in conjunction with the purchase a 10% interest in Caesar Media Group, Inc. We did not receive any proceeds from this issuance. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On October 26, 2022, we issued 2,600 shares of common stock to two accredited investors for gross proceeds of $23,400. We used the proceeds for working capital and general corporate purposes.

On November 28, 2022, we issued 6,250 shares of our common stock in conjunction with the purchase of a 100% interest in MSG Development Corp. We did not receive any proceeds from this issuance.

72

On December 9, 2022, we issued 300,000 shares of our common stock in conjunction with an Asset Purchase Agreement with Nantascot, LLC.

On December 16, 2022, we issued ThinkEquity and their designees warrants to purchase 62,350 shares of our common stock at an exercise price of $1.75 as compensation for their services as underwriter in our public offering.

On January 3, 2023, we granted Martin Kay non-qualified stock options under the 2023 Plan to purchase one-million (1,000,000) shares of our common stock at an exercise price of $1.43 per share. The options vest and become exercisable in 48 equal monthly installments.

On January 3, 2023, we granted non-qualified stock options to purchase 200,000 Shares of the Company’s common stock to each of Jason Frishman, Coreen Kraysler and Paul Riss (600,000 Shares total), under the 2023 Plan at an exercise price of $1.43 per Share. These options vest and become exercisable in 48 equal monthly installments.

On January 5, 2023, we issued ThinkEquity and its designees warrants to purchase 9,350 shares of our common stock at an exercise price of $1.75 as compensation for its services as underwriter in the over-allotment exercise of our public offering.

On January 31, 2023, we issued 18,750 shares of our common stock in conjunction with the purchase of a 10% interest in Caesar Media Group Inc.

On April 27, 2023, we issued 350,000 shares of our common stock for business advisory services.

On April 27, 2023, we issued 18,750 shares of our common stock in conjunction with the purchase of a 10% interest in Caesar Media Group, Inc.

On May 10, 2023, we issued 100,000 shares of our common stock for consulting services.

On May 25, 2023, we issued ThinkEquity and its designees warrants to purchase 55,000 shares of our common stock at an exercise price of $1.94 as compensation for its services as placement agent in our registered direct offering.

On July 14, 2023, we issued 9,855 shares of common stock to an unrelated third party, in consideration of a release from such third party related to settlement of an outstanding debt between such third-party and Netcapital DE LLC.

On July 24, 2023, we issued ThinkEquity and its designees warrants to purchase 86,260 shares of our common stock at an exercise price of $0.875 as compensation for its services as underwriter in our public offering.

On July 31, 2023, we issued 18,750 shares of our common stock in conjunction with the purchase of a 10% interest in Caesar Media Group, Inc.

On October 26, 2023, we issued 18,750 shares of our common stock in conjunction with the purchase of a 10% interest in Caesar Media Group, Inc.

On October 26, 2023, we issued 6,250 shares of our common stock in conjunction with the purchase of a 100% interest in MSG Development Corp.

The foregoing are all issuances of securities by the registrant during the past three years which were not registered under the Securities Act. We claim an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, and the rules and regulations promulgated thereunder in connection with the sales and issuances described below since the foregoing issuances and sales did not involve a public offering, the recipients (a) were “accredited investors” and/or had access to similar documentation and information as would be required in a Registration Statement under the Securities Act and (b) represented that they were acquiring the securities for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities are imprinted with an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. No general solicitation or advertising was used in connection with any transaction. No underwriter participated in the transaction and no commissions were paid in connection with the transactions.

73

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
1.1	Underwriting Agreement, dated July 12, 2022, by and Between Netcapital Inc. and ThinkEquity LLC, filed as an Exhibit to our Current Report on Form 8-K dated July 12, 2022 and incorporated herein by reference.
2.1	Asset Purchase Agreement dated November 23, 2010 between ValueSetters, Inc. and NetGames.com, incorporated by reference to Exhibit 2.1 to our Form 10/A dated July 25, 2014.
2.2	Agreement and Plan of Merger by and Among Netcapital Funding Portal Inc., ValueSetters Inc. and Netcapital Acquisition Vehicle Inc., incorporated by reference to our Current Report on Form 8-K dated August 23, 2020.
3.1	Articles of Incorporation filed on April 25, 1984, incorporated by reference to Exhibit 3.1 to our Form 10 dated September 3, 2013.
3.2	Amendment to Articles of Incorporation filed on September 7, 1999, incorporated by reference to Exhibit 3.2 to our Form 10 dated September 3, 2013.
3.3	Amendment to Articles of Incorporation filed on December 4, 2003, incorporated by reference to Exhibit 3.2 to our Form 10 dated September 3, 2013.
3.4	Amendment to Articles of Incorporation filed on April 13, 2015, incorporated by reference to Exhibit 3.1.3 to our Form S-1 dated February 14, 2022.
3.5	Amendment to Articles of Incorporation filed on September 29, 2020, incorporated by reference to Exhibit 3.1 to our Form 8-K dated November 5, 2020.
3.6	By-Laws of ValueSetters, Inc, incorporated by reference to Exhibit 3.4 to our Form 10 dated September 3, 2013.
4.1	Specimen stock certificate evidencing shares of common stock, incorporated by reference to Exhibit 4.1 to our Form S-1/A dated April 8, 2022.
4.2	Form of Unsecured Convertible Notes, incorporated by reference to Exhibit 4.3 to our Form S-1 dated February 14, 2022.
4.3	Form of Representative’s Warrant incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated July 15, 2022.
4.4	Warrant Agent Agreement, dated July 15, 2022 between Netcapital Inc. and Equity Stock Transfer LLC incorporated by reference to our Current Report on Form 8-K dated July 15, 2022.
4.5	Form of Public Warrant incorporated by reference to our Current Report on Form 8-K dated July 15, 2022.
4.6	Form of Unsecured Convertible Notes incorporated by reference to our Current Report on Form 8-K dated July 15, 2022.
4.7	Form of Representative Warrant incorporated by reference to our Current Report on Form 8-K dated December 16, 2022.
4.8	Form of Placement Agent Warrant, incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated May 23, 2023.
4.9	Form of Representative Warrant incorporated by reference to our Current Report on Form 8-K dated July 19, 2023.
4.10*	Form of Common Stock Purchase Warrant.
4.11*	Form of Pre-Funded Warrant.
5.1*	Opinion of Codelaw LLC.
10.1+	2021 Equity Incentive Plan, filed as Exhibit 4.1 to Netcapital Inc. registration statement on Form S-8 on January 27, 2022, and incorporated herein by reference.

74

10.2+	Employment Agreement with Carole Murko, incorporated by reference to Exhibit 10.12 to our Form S-1 dated February 14, 2022.
10.3+	Separation Agreement with Carole Murko, incorporated by reference to Exhibit 10.13 to our Form S-1 dated February 14, 2022.
10.4	Form of Note Purchase Agreement, incorporated by reference to Exhibit 10.14 to our Form S-1 dated February 14, 2022.
10.5	License Agreement between Netcapital Systems LLC, a Delaware limited liability company, and Netcapital Funding Portal Inc., filed as Exhibit 10.1 to our Current Report on Form 8-K dated April 18, 2022 and filed on June 28, 2022 and incorporated by reference herein.
10.6+	Employment Agreement with Cecilia Lenk, filed as Exhibit 10.2 to our Current Report on Form 8-K dated April 18, 2022 and filed on June 28, 2022 and incorporated by reference herein.
10.7+	Employment Agreement with Coreen Kraysler, filed as Exhibit 10.3 to our Current Report on Form 8-K dated April 18, 2022 and filed on June 28, 2022 and incorporated by reference herein.
10.8+	Employment Agreement with Jason Frishman, filed as Exhibit 10.4 to our Current Report on Form 8-K dated April 18, 2022 and filed on June 28, 2022 and incorporated by reference herein.
10.9+	Netcapital Inc 2023 Omnibus Equity Incentive Plan incorporated by reference to our Current Report on Form 8-K dated January 5, 2023.
10.10+	Employment Agreement with Martin Kay dated January 3, 2023 incorporated by reference to our Current Report on Form 8-K dated January 5, 2023.
10.11+	Form of Stock Option Agreement incorporated by reference to our Current Report on Form 8-K dated January 5, 2023.
10.12***	Software License and Services Agreement between Templum, Inc. and Netcapital Systems LLC dated January 2, 2023 incorporated by reference to our Current Report on Form 8-K dated January 6, 2023.
10.13	Form of Securities Purchase Agreement between Netcapital Inc. and certain institutional investors dated May 23, 2023, incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated May 23, 2023.
10.14*	Form of Securities Purchase Agreement.
14.1	Code of Ethics, incorporated by reference to Registration on Form S-1/A filed on April 8, 2022.
21.1**	Subsidiaries of Netcapital Inc.
23.1	Consent of Fruci and Associates II, PLLC.
23.2*	Consent of Codelaw LLC. (included in Exhibit 5.1).
24.1**	Powers of Attorney (included on signature page to this Registration Statement).
107**	Fee table.

*To be filed by amendment.

+ Indicates a management contract or compensatory plan or arrangement

** Previously filed

*** Certain confidential portions of this exhibit have been redacted from the publicly filed document because such portions are (i) not material and (ii) would be competitively harmful if publicly disclosed.

75

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes:

(1) that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

76

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, State of Massachusetts, on the 30th day of November, 2023.

Netcapital, Inc.

By:	/s/ Martin Kay
Name:	Martin Kay
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Martin Kay	Chief Executive Officer and director	November 30, 2023
Martin Kay	(Principal Executive Officer)

/s/ Coreen Kraysler	Chief Financial Officer	November 30, 2023
Coreen Kraysler	(Principal Financial and Accounting Officer)

*	Director	November 30, 2023
Cecilia Lenk

*	Director	November 30, 2023
Steven Geary

*	Director	November 30, 2023
Avi Liss

*	Director	November 30, 2023
Arnold Scott

*By:	/s/ Martin Kay	November 30, 2023
Martin Kay
Attorney-in-Fact

77